UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GARTNER, INC.

(Name of Registrant as Specified in Its Charter)

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April 19, 2021

Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., you are invited to attend our 2021 Annual Meeting of Stockholders to be held on Thursday, June 3, 2021, at 10 a.m. Eastern Time, via live audio webcast over the internet at www.virtualshareholdermeeting.com/IT2021. Stockholders or their legal proxy holders can participate, submit questions, vote, and examine our stockholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/IT2021 and using a valid control number. As always, we encourage you to vote your shares prior to the Annual Meeting.

Details of the business to be conducted at the meeting are given in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow this letter. The 2020 Annual Report to Stockholders is also included with these materials.

We have mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2021 Proxy Statement and our 2020 Annual Report to Stockholders, and how to vote online on the four management Proposals put before you this year. The Notice also includes instructions on how to request a paper or email copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement and Annual Report, and proxy card or voting instruction card. Stockholders who previously either requested paper copies of the proxy materials or elected to receive the proxy materials electronically did not receive a Notice and will receive the proxy materials in the format requested.

In addition, by following the e-consent instructions in the proxy card, stockholders may go paperless in future solicitations and request proxy materials electronically by email on an ongoing basis.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to review the proxy materials and vote your shares, regardless of the number of shares you hold, as soon as possible. You may vote by proxy over the internet or by telephone using the instructions provided in the Notice. Alternatively, if you received paper copies of the proxy materials by mail, you can also vote by following the instructions on the proxy card or voting instruction card. Instructions regarding the three methods of voting are contained in the Notice, proxy card or voting instruction card.

If you have any questions about the meeting, please contact our Investor Relations Department at (203) 316-6537.

Sincerely,

Eugene A. Hall

Chief Executive Officer

2021 Proxy Statement |

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 3, 2021

Time:	10:00 a.m. Eastern Time

Location:	Attend the annual meeting online, including submitting questions and voting, at www.virtualshareholdermeeting.com/IT2021

Matters To Be Voted On:	(1) Election of ten members of our Board of Directors;

(2) Approval, on an advisory basis, of the compensation of our named executive officers;

(3) Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2021 fiscal year; and

(4) Approval of the Amended and Restated 2011 Employee Stock Purchase Plan.

Record Date:	April 8, 2021 – You are eligible to vote if you were a stockholder of record on this date.

Proxy Voting:

You may vote by internet, telephone or mail, regardless of whether you plan to participate in the Annual Meeting. As always, we recommend voting in advance. Please refer to the section entitled “Information Concerning Proxy Materials and the Voting of Proxies – How Can You Vote?” on page 59 of the Proxy Statement for a description of how to vote.

To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/IT2021. Online check-in will be available approximately 15 minutes before the meeting starts. Stockholders of record as of the close of business on April 8, 2021, the Record Date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the Record Date during the Annual Meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/IT2021, enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”), and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. For more information about how to attend the Annual Meeting online, please see “Information Concerning Proxy Materials and the Voting of Proxies – How Can I Participate in the 2021 Annual Shareholders’ Meeting?” on page 57 of the Proxy Statement.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the chair of the meeting will convene the meeting at 10:30 a.m. Eastern Time on the date specified above and at the location specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investors page of the company’s website at https://investor.gartner.com.

2021 Proxy Statement |

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 3, 2021: We are making this Notice of Annual Meeting, this Proxy Statement and our 2020 Annual Report available on the Internet at www.proxyvote.com and mailing copies of these Proxy Materials to certain stockholders on or about April 19, 2021. Stockholders of record at the close of business on April 8, 2021 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Jules Kaufman

Secretary

Stamford, Connecticut

April 19, 2021

2021 Proxy Statement |

2021 Proxy Statement |

56 Top Gallant Road

Stamford, Connecticut 06902

www.virtualshareholdermeeting.com/IT2021

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on June 3, 2021

GENERAL INFORMATION

The Annual Meeting and Proposals

The 2021 Annual Meeting of Stockholders of Gartner, Inc. will be held on Thursday, June 3, 2021, at 10:00 a.m. Eastern Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described in greater detail below. This Proxy Statement and form of proxy, together with our 2020 Annual Report to Stockholders, are being furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and any adjournment of the meeting, and are first being made available to our stockholders on or around April 19, 2021. We will refer to your company in this Proxy Statement as “we”, “us”, the “Company” or “Gartner.” The four proposals to be considered and acted upon at the Annual Meeting, which are described in more detail in this Proxy Statement, are:

•	Election of ten (10) nominees to our Board of Directors;
•	Approval, on an advisory basis, of the compensation of our named executive officers;
•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2021 fiscal year; and
•	Approval of the Amended and Restated 2011 Employee Stock Purchase Plan.

Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement for action at the 2021 Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons designated by the Company as proxies may vote the shares of common stock (“Common Stock”) they represent in their discretion.

The 2021 Annual Meeting of Stockholders will be held in a virtual meeting format only, on the above date and time, via live audio webcast. Stockholders or their legal proxy holders can participate, submit questions, vote, and examine our stockholder list at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/IT2021 and using a valid control number. For more information about how to attend the Annual Meeting online, please see “Information Concerning Proxy Materials and the Voting of Proxies – How Can I Participate in the 2021 Annual Shareholders’ Meeting?” on page 57 of the Proxy Statement. As always, we encourage you to vote your shares prior to the Annual Meeting.

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2020 Annual Report on Form 10-K. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

2021 Proxy Statement |	1

THE BOARD OF DIRECTORS

General Information about our Board of Directors

Our Board of Directors of Gartner, Inc. (the “Board”) currently has ten directors who serve for annual terms. Our CEO, Eugene A. Hall, has an employment agreement with the Company that obligates the Company to include him on the slate of nominees to be elected to our Board during the term of the agreement. See Executive Compensation – Certain Employment Agreements with Executive Officers – Mr. Hall below. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected. None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption.

Each member of our Board has been nominated for re-election at the 2021 Annual Meeting. See Proposal One – Election of Directors on page 15. Set forth below are the name, age, principal occupation for the last five years, public company board experience, selected additional biographical information and period of service as a director of the Company of each director, as well as a summary of each director’s experience, qualifications and background which, among other factors, support their respective qualifications to continue to serve on our Board.

Peter E. Bisson, 63, director since 2016

Mr. Bisson retired from McKinsey & Company, a global management consulting business, in 2016 where he last served as Director and Global Leader of the High Tech Practice. Mr. Bisson held a number of other leadership positions at McKinsey & Company, including chair of its knowledge committee, which guides the firm’s knowledge investment and communication strategies, member of the firm’s shareholders committee, and leader of the firm’s strategy and telecommunications practices. In more than 30 years at McKinsey & Company, Mr. Bisson advised a variety of multinational public companies in the technology-based products and services industry. Mr. Bisson is also a director of Automatic Data Processing, Inc.

Mr. Bisson’s experience includes advising clients on corporate strategy and M&A, design and execution of performance improvement programs and marketing and technology development, which qualifies him to serve as a director.

Richard J. Bressler, 63, director since 2006

Mr. Bressler is President, Chief Operating Officer and Chief Financial Officer of iHeartMedia, Inc., a mass media company. iHeartMedia, Inc. filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in March 2018 and emerged from bankruptcy in May 2019.

From July 2013 to April 2019, Mr. Bressler also served as the Chief Financial Officer of Clear Channel Outdoor Holdings, Inc., an outdoor advertising company. Prior to joining iHeartMedia, he served as Managing Director of Thomas H. Lee Partners, L.P., a Boston-based private equity firm, from 2006 to July 2013. He joined Thomas H. Lee Partners from his role as Senior Executive Vice President and Chief Financial Officer of Viacom Inc., where he managed all strategic, financial, business development and technology functions. Mr. Bressler has also served in various capacities with Time Warner Inc., including Chairman and Chief Executive Officer of Time Warner Digital Media and Executive Vice President and Chief Financial Officer of Time Warner Inc. Prior to joining Time Inc., he was a partner with the accounting firm of Ernst & Young. Mr. Bressler is currently a director of iHeartMedia, Inc., and a former director of The Nielsen Company B.V. and Warner Music Group Corp.

Mr. Bressler qualifies as an audit committee financial expert, and his extensive financial and operational roles at large U.S. public companies bring a wealth of management, financial, accounting and professional expertise to our Board and Audit Committee.

2021 Proxy Statement |	2

The Board of Directors

Raul E. Cesan, 73, director since 2012

Mr. Cesan is the Founder and Managing Partner of Commercial Worldwide LLC, an investment firm. Prior thereto, he spent 25 years at Schering – Plough Corporation, serving in various capacities of substantial responsibility: the President and Chief Operating Officer (from 1998 to 2001); Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 to 1998); President of Schering Laboratories, U.S. Pharmaceutical Operations (from 1992 to 1994); and President of Schering – Plough International (from 1988 to 1992). Mr. Cesan was also a director of The New York Times Company until April 2018.

Mr. Cesan’s extensive operational and international experiences provide valuable guidance to our Board and Compensation Committee.

Karen E. Dykstra, 62, director since 2007

Ms. Dykstra served as Chief Financial and Administrative Officer from November 2013 to July 2015, and as Chief Financial Officer from September 2012 to November 2013, of AOL, Inc., an online service provider. From January 2007 until December 2010, Ms. Dykstra was a Partner of Plainfield Asset Management LLC (“Plainfield”), and she served as Chief Operating Officer and Chief Financial Officer of Plainfield Direct LLC, Plainfield’s business development company, from May 2006 to 2010, and as a director from 2007 to 2010. Prior thereto, she spent over 25 years with Automatic Data Processing, Inc., serving most recently as Chief Financial Officer from January 2003 to May 2006, and prior thereto as Vice President – Finance, Corporate Controller and in other capacities. Ms. Dykstra is a director of VMware, Inc. and Boston Properties, Inc., and a former director of Crane Co. and AOL, Inc.

Ms. Dykstra qualifies as an audit committee financial expert, and her extensive management, financial, accounting and oversight experience provide important expertise to our Board and Audit Committee.

Anne Sutherland Fuchs, 74, director since 1999

Ms. Fuchs served as Group President, Growth Brands Division, Digital Ventures, a division of J.C. Penney Company, Inc., from November 2010 until April 2012. She also served as Chair of the Commission on Women’s Issues for New York City during the Bloomberg Administration, a position she held from 2002 through 2013. Previously, Ms. Fuchs served as a consultant to companies on branding and digital initiatives, and as a senior executive with operational responsibility at LVMH Moët Hennessy Louis Vuitton, Phillips de Pury & Luxembourg and several publishing companies, including Hearst Corporation, Conde Nast, Hachette and CBS. Ms. Fuchs is also a director of Pitney Bowes Inc.

Ms. Fuchs’ executive management, content and branding skills plus operations expertise, her knowledge of government operations and government partnerships with the private sector, and her keen interest and knowledge of diversity, governance and executive compensation matters provide important perspective to our Board and its Governance and Compensation Committees.

William O. Grabe, 82, director since 1993

Mr. Grabe is an Advisory Director of General Atlantic LLC, a global private equity firm. Prior to joining General Atlantic in 1992, Mr. Grabe was a Vice President and Corporate Officer of IBM Corporation. Mr. Grabe is presently a director of QTS Realty Trust, Inc. and Lenovo Group Limited. He is a former director of Infotech Enterprises Limited, Compuware Corporation, Patni Computer Systems Ltd. (now known as iGate Computer Systems Limited) and Covisint Corporation. Mr. Grabe is also a trustee of the Nature Conservatory in Florida and the NYU Entrepreneurial Institute, as well as a member of the Board of Grand Canyon Trust and the UCLA Anderson School of Management Board of Visitors.

Mr. Grabe’s extensive senior executive experience, his knowledge of business operations and his vast knowledge of the global information technology industry have made him a valued member of the Board and Governance Committee.

2021 Proxy Statement |	3

The Board of Directors

Eugene A. Hall, 64, director since 2004

Mr. Hall is the Chief Executive Officer of Gartner. Prior to joining Gartner as Chief Executive Officer in 2004, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.

As Gartner’s CEO, Mr. Hall is responsible for developing and executing on the Company’s operating plan and business strategies in consultation with the Board of Directors and for driving Gartner’s business and financial performance and is the sole management representative on the Board.

Stephen G. Pagliuca, 66, director since 1990 (except for six months in 2009 when he entered the U.S. Senate race for Massachusetts)

Mr. Pagliuca is a Managing Director of Bain Capital Private Equity, LP, a global private equity firm, and Co-Chairman of Bain Capital, L.P. He is also a Managing Partner and an owner of the Boston Celtics basketball franchise. Mr. Pagliuca joined Bain & Company in 1982, and founded the Information Partners private equity fund for Bain Capital in 1989. Prior to joining Bain, Mr. Pagliuca worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. Mr. Pagliuca is a former director of Burger King Holdings, Inc., HCA, Inc. (Hospital Corporation of America), Quintiles Transnational Corporation, Warner Chilcott PLC and the Weather Company. He currently serves on the Board of Directors of Axis Bank, Ltd., Kioxia Holdings Corporation and Virgin Voyages.

Mr. Pagliuca has deep subject matter knowledge of Gartner’s history, the development of its business model and the global information technology industry, as well as financial and accounting matters.

Eileen M. Serra, 66, director since 2017

Ms. Serra retired from JPMorgan Chase & Co., an international financial services company, in February 2018, where she last served as a Senior Advisor focusing on strategic growth initiatives across Chase Consumer and Community Banking businesses. From 2012 to 2016, she served as the CEO of Chase Card Services. Prior to joining Chase Card Services in 2006, Ms. Serra was a Managing Director at Merrill Lynch. She was a Senior Vice President at American Express and a partner at McKinsey & Company earlier in her career. She is currently a director of Capital One Financial Corporation and Seven Oaks Acquisition Corp.

Ms. Serra has extensive operational and management experience, having held senior positions at some of the world’s largest companies, which allows her to provide valuable guidance to our Board.

James C. Smith, 80, director since 2002 and Chairman of the Board since 2004

Mr. Smith was Chairman of the Board of First Health Group Corp., a national health benefits company until its sale in 2004. He also served as First Health’s Chief Executive Officer from January 1984 through January 2002 and President from January 1984 to January 2001.

Mr. Smith’s long-time expertise and experience as the founder, senior-most executive and chairman of the board of a successful large public company provides a unique perspective and insight into management and operational issues faced by the Board, Audit Committee and our CEO. This experience, coupled with Mr. Smith’s personal leadership qualities, qualify him to continue to serve as Chairman of the Board.

2021 Proxy Statement |	4

The Board of Directors

Director Skills, Experience and Expertise

The matrix below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of Gartner’s directors, because of their particular relevance to the Company’s business and structure. The following matrix does not encompass all the experience, qualifications, attributes or skills of our directors.

	Bisson	Bressler	Cesan	Dykstra	Fuchs	Grabe	Hall	Pagliuca	Serra	Smith	Total
Skills & Experience
Industry Experience	✓	✓		✓			✓		✓		5
Technology	✓			✓		✓	✓	✓			5
Public Company Boards	✓	✓	✓	✓	✓	✓		✓	✓	✓	9
International	✓	✓	✓	✓	✓	✓	✓	✓	✓		9
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	10
Corporate Governance	✓				✓	✓				✓	4
Accounting		✓	✓	✓				✓		✓	5
Capital Markets		✓		✓				✓			3
Executive Compensation		✓	✓	✓	✓	✓	✓		✓	✓	8
Strategic Planning/ Business Development/ M&A	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	10
Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	10
Sales & Marketing			✓		✓	✓			✓	✓	5
Diversity
Gender Diversity				✓	✓				✓		3
Racial/Ethnic Diversity			✓								1

40% of our Board members are ethnically or gender diverse.

2021 Proxy Statement |	5

The Board of Directors

Majority Vote Standard

The Company has adopted a majority vote standard for the election of directors which provides that a nominee must receive more FOR votes than AGAINST votes for election as a director. Should a nominee fail to achieve this threshold, the nominee must immediately tender his or her resignation to the Chairman. The Board, in its discretion, can determine whether or not to accept the resignation.

Compensation of Directors

The Compensation Committee, in consultation with the Governance Committee, reviews all forms of independent director compensation and approves changes, when appropriate. The Compensation and Governance Committees are supported in this review by Exequity, LLP. The review examines director compensation in relation to two comparator groups: Peer Group and General Industry Reference Group. The Peer Group includes the same companies used to benchmark executive pay. The General Industry Reference Group includes 100 companies with median revenues similar to that of Gartner. Regular review of the director compensation program ensures that the director compensation is reasonable and reflects a mainstream approach to the structure of the compensation components and the method of delivery. Director compensation is primarily reviewed in relation to the Peer Group. Director compensation in 2020 was determined to approximate the median of the Peer Group, and as such, no changes were made to director compensation. The section that follows describes the current director compensation program and components.

Directors who are also employees receive no fees for their services as directors. Non-management directors are reimbursed for their meeting attendance expenses and receive the following compensation for their service as director:

Annual Director Retainer Fee:

$60,000 per director and an additional $100,000 for our non-executive Chairman of the Board, payable in arrears in four equal quarterly instalments, on the first business day of each quarter. These amounts are paid in common stock equivalents (“CSEs”) granted under the Company’s 2014 Long-Term Incentive Plan (the “2014 Plan”), except that a director may elect to receive up to 50% of this fee in cash. The CSEs convert into Common Stock on the date the director’s continuous status as a director terminates, unless the director elects accelerated release as provided in the 2014 Plan. The number of CSEs awarded is determined by dividing the aggregate director fees owed for a quarter (other than any amount payable in cash) by the closing price of the Common Stock on the first business day following the close of that quarter.

Annual Committee Chair Fee:	$10,000 for the chair of our Governance Committee and $15,000 for the chairs of our Audit and Compensation Committees. Amounts are payable in the same manner as the Annual Director Retainer Fee.

Annual Committee Member Fee:

$7,500 for our Governance Committee members, $10,000 for our Compensation Committee members and $15,000 for our Audit Committee members. Committee chairs receive both a committee chair fee and a committee member fee. Amounts are payable in the same manner as the Annual Director Retainer Fee.

Annual Equity Grant:

$240,000 in value of restricted stock units (“RSUs”), awarded annually on the date of the Annual Meeting. The number of RSUs awarded is determined by dividing $240,000 by the closing price of the Common Stock on the award date. The RSUs vest one year after grant subject to continued service as director through that date; release may be deferred beyond the vesting date at the director’s election.

2021 Proxy Statement |	6

The Board of Directors

Director Compensation Table

This table sets forth compensation earned or paid in cash, and the grant date fair value of equity awards made, to our non-management directors on account of services rendered as a director in 2020. Mr. Hall receives no additional compensation for service as director.

Name	Fees Earned Or Paid ($)(1)	Stock Awards ($)(2)	Total ($)
Peter E. Bisson	67,570	240,131	307,701
Richard J. Bressler	89,879	240,131	330,010
Raul E. Cesan	70,084	240,131	310,215
Karen E. Dykstra	74,947	240,131	315,078
Anne Sutherland Fuchs	92,449	240,131	332,580
William O. Grabe	77,533	240,131	317,664
Stephen G. Pagliuca	60,001	240,131	300,132
Eileen M. Serra	70,084	240,131	310,215
James C. Smith	174,980	240,131	415,111

(1)

Includes amounts earned in 2020 and paid in cash and/or CSEs on account of the Annual Director Retainer Fee, Annual Committee Chair Fee and/or Annual Committee Member Fee, described above. Does not include reimbursement for meeting attendance expenses.

(2)

Represents the grant date value of an annual equity award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, consisting of 1,744 RSUs that vest on June 8, 2021, one year from the date of the 2020 Annual Meeting (unless deferred release was elected), subject to continued service through that date. The number of RSUs awarded was calculated by dividing $240,000 by the price of our Common Stock on June 8, 2020 ($137.69) (rounded up to the nearest whole number).

Director Stock Ownership and Holding Period Guidelines

The Board believes directors should have a financial interest in the Company. Accordingly, each director is required to hold shares of Gartner common stock with a value of not less than five (5) times the Annual Director Retainer Fee ($60,000). Directors are required to achieve the guideline within three years of joining the Board. In the event a director has not satisfied the guideline within such three-year period, he/she will be required to hold 50% of net after-tax shares received from the Company either in the form of equity awards or released CSEs until the guideline is achieved. We permit directors to apply deferred and unvested equity awards towards satisfying these requirements. As of December 31, 2020, all our directors were in compliance with these guidelines.

2021 Proxy Statement |	7

CORPORATE GOVERNANCE

Gartner is committed to maintaining strong corporate governance practices.

Corporate Governance Highlights:
➣ Independent Chairman of the Board
➣ Majority voting for directors
➣ Annual election of directors
➣ Annual Board and Committee performance evaluation
➣ Executive sessions after each Board and Committee meeting
➣ 9 out of 10 directors are independent
➣ 3 out of 10 directors are women
➣ 1 out of 10 directors identifies as a racial/ethnic minority
➣ Fully independent Board committees
➣ Annual director affirmation of compliance with Code of Conduct
➣ Annual director evaluation of CEO

Board Principles and Practices

Our Board Principles and Practices (the “Board Guidelines”) are reviewed annually and revised in light of legal, regulatory or other developments, as well as emerging best practices, by our Governance Committee and Board. The Board Guidelines, which are posted on https://investor.gartner.com, describe the Board’s responsibilities, its role in strategic development and other matters, discussed below.

Director Independence

Our Board Guidelines require that our Board be comprised of a majority of directors who meet the criteria for independence from management set forth by the New York Stock Exchange (the “NYSE”) in its corporate governance listing standards.

Our committee charters likewise require that our standing Audit, Compensation and Governance/Nominating Committees be comprised only of independent directors. Additionally, the Audit Committee members must be independent under Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee members must be independent under Rule 16b-3 promulgated under the Exchange Act as well as applicable NYSE corporate governance listing standards, and they must qualify as outside directors under regulations promulgated under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Utilizing all of these criteria, as well as all relevant facts and circumstances, the Board annually assesses the independence from management of all non-management directors and committee members by reviewing the commercial, financial, familial, employment and other relationships between each director and the Company, its auditors and other companies that do business with Gartner. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of research or consulting services with entities affiliated with one of our directors, or their immediate family members. The Board considered these transactions in determining director independence and determined that such transactions did not impair any director’s independence.

2021 Proxy Statement |	8

Corporate Governance

After analysis and recommendation by the Governance Committee, the Board determined that:

•

all non-management directors who served during the 2020 fiscal year (Peter Bisson, Richard Bressler, Raul Cesan, Karen Dykstra, Anne Sutherland Fuchs, William Grabe, Stephen Pagliuca, Eileen Serra and James Smith) are independent under the NYSE listing standards;

•	our Audit Committee members (Ms. Dykstra and Messrs. Bressler and Smith) are independent under the criteria set forth in Section 10A-3 of the Exchange Act; and

•

our Compensation Committee members (Mr. Cesan and Mses. Fuchs and Serra) are independent under the criteria set forth in Exchange Act Rule 16b-3 as well as under applicable NYSE corporate governance listing standards, and qualify as “outside directors” under Code Section 162(m) regulations.

Board Leadership Structure

The leadership of our Board rests with our independent Chairman of the Board, Mr. James C. Smith. Gartner believes that the separation of functions between the CEO and Chairman of the Board provides independent leadership of the Board in the exercise of its management oversight responsibilities, increases the accountability of the CEO and creates transparency in the relationship among executive management, the Board of Directors and stockholders. Additionally, in view of Mr. Smith’s extensive experience as a chief executive officer of a major corporation, he is able to provide an independent point of view to our CEO on important management and operational issues.

Risk Oversight

The Board of Directors, together with management, oversees risk (including cybersecurity risk) at Gartner. The Company’s strategic objectives and activities are presented by executive management to the Board and approved annually and more frequently as necessary. The Board receives quarterly updates on cybersecurity matters from the Company’s Chief Information Officer. In addition, the Board of Directors annually reviews Gartner’s approach and progress on ESG matters. The Risk (Internal Audit) function reports directly to the Audit Committee and provides quarterly reports to the committee. The committee reviews the results of the internal audit annual risk assessment and the proposed internal audit plan. Subsequent quarterly meetings include an update on ongoing internal audit activities, including results of audits and any changes to the audit plan. Risk also meets with the Audit Committee in executive session on a quarterly basis.

The General Counsel, who serves as Chief Compliance Officer, also reports directly to the Audit Committee on a quarterly basis concerning the effectiveness and status of the Company’s legal and ethical compliance program and initiatives, hotline activities and litigation matters.

The Company maintains internal controls and procedures over financial reporting, as well as enterprise wide internal controls, which are updated and tested annually by management and our independent registered public accounting firm. Any internal control deficiencies and the status of remediation efforts as well as any findings of the Disclosure Controls Committee are reported to the Audit Committee on a quarterly basis.

COVID-19 Risk Oversight

Our Board has been actively overseeing the Company’s critical work in the ongoing COVID-19 pandemic, including regular updates from and discussions with the Company’s executives on the impact to the Company’s associates, operations and clients. The Board’s review and discussion around this ongoing crisis spans a broad

2021 Proxy Statement |	9

Corporate Governance

range of matters, including protecting the health and safety of our employees and clients, providing COVID-related research to our clients and evaluating the impact of the pandemic on strategy, operations, liquidity and financial matters. This Board oversight also included additional Board meetings and COVID updates at regular meetings.

Risk Assessment of Compensation Policies and Practices

Management conducts an annual risk assessment of the Company’s compensation policies and practices, including all executive, non-executive and business unit compensation policies and practices, as well as the variable compensation policies applicable to our global sales force. The results of this assessment are reported to the Compensation Committee. For 2020, management concluded, and the Compensation Committee agreed, that no Company compensation policies and practices created risks that were reasonably likely to have a material adverse effect on the Company.

Management Succession Planning

Succession planning is one of the Board’s most critical functions—to develop leaders who will successfully build the Company’s business. The Board and its Committees regularly review and discuss management development and succession plans for the Chief Executive Officer and his direct reports. This review includes an assessment of senior executives and their potential as successor to the Chief Executive Officer.

Human Capital Management

Further, the Board and its Committees review and discuss with management matters related to human capital management, including our commitments and progress on inclusion and diversity and employee engagement. During 2020, the Board and its Committees also reviewed and discussed with management the impact of COVID-19 on Gartner’s employees, clients, and business, and management’s strategies and initiatives designed to protect the health and safety of our employees, clients and the communities in which we operate.

Board and Committee Meetings and Annual Meeting Attendance

Our Board held eight meetings in 2020. During 2020, all our directors attended at least 75% of the Board and committee meetings held during the periods in which such director served as a director and/or committee member. At each regular quarterly Board and committee meeting, time is set aside for the non-management directors to meet in executive session without management present. Mr. James C. Smith, our non-executive Chairman of the Board, presides over the executive sessions at the Board meetings, and each committee chairperson presides over the executive sessions at their respective committee meetings. Directors are not required, but are invited, to attend the Annual Meeting of Stockholders. In 2020, Mr. Hall and other executive officers of the Company attended the 2020 Annual Meeting of Stockholders.

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Corporate Governance

Committees Generally and Charters

As noted above, our Board has three standing committees: Audit, Compensation and Governance/Nominating, and all committee members have been determined by our Board to be independent under applicable standards. Our Board has approved a written charter for each standing committee, which is reviewed annually and revised as appropriate. The table below provides information for each Board committee in 2020:

Name	Audit	Compensation	Governance/Nominating
Peter E. Bisson			X
Richard J. Bressler	X (Chair)
Raul E. Cesan		X
Karen E. Dykstra	X
Anne Sutherland Fuchs		X (Chair)	X
William O. Grabe			X (Chair)
Stephen G. Pagliuca
Eileen M. Serra		X
James C. Smith	X
Meetings Held in 2020:	5	6	4

Audit Committee

Our Audit Committee serves as an independent body to assist in Board oversight of:
✓	the integrity of the Company’s financial statements;
✓	the Company’s compliance with legal and regulatory requirements;
✓	the independent registered public accounting firm’s retention, qualifications and independence; and
✓	the Company’s Risk, Compliance and Internal Audit functions.

Gartner has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board has determined that both Ms. Dykstra and Mr. Bressler qualify as audit committee financial experts, as defined by the rules of the Securities and Exchange Commission (the “SEC”), and that all members have the requisite accounting or related financial management expertise and are financially literate as required by the NYSE corporate governance listing standards.

Additionally, the Audit Committee is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm, KPMG; approves the engagement letter describing the scope of the annual audit; approves fees for audit and non-audit services; provides an open avenue of communication among the independent registered public accounting firm, the Risk and Internal Audit functions, management and the Board; resolves disagreements, if any, between management and the independent registered public accounting firm regarding financial reporting for the purpose of issuing an audit report in connection with our financial statements and our internal control over financial reporting; and prepares the Audit Committee Report required by the SEC and included in this Proxy Statement on page 48 below.

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Corporate Governance

The independent registered public accounting firm reports directly to the Audit Committee. By meeting with the independent registered public accounting firm, the internal auditor, and operating and financial management personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, any changes thereto and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls. Additionally, our internal audit and compliance functions report directly to the Audit Committee. After each Audit Committee meeting, the Committee meets separately with the CFO, the Chief Compliance Officer, the internal auditor and the independent registered public accounting firm without management present.

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A toll-free phone number and web-submission form, in local language, managed by a third party is available for confidential and anonymous submission of concerns relating to accounting, auditing and illegal or unethical matters, as well as alleged violations of Gartner’s Code of Conduct or any other policies. All submissions on the hotline are reported to the General Counsel (or designee, who determines the mode of investigation), the internal auditor and the Audit Committee at each regular meeting. The Audit Committee has the power and funding to retain independent counsel and other advisors as it deems necessary to carry out its duties.

Compensation Committee

Our Compensation Committee has responsibility for:
✓	administering and approving all elements of compensation for the Chief Executive Officer and other executive officers;
✓	approving, by direct action or through delegation, all equity awards, grants, and related actions under the provisions of our equity plan, and administering the plan;
✓	participating in the evaluation of CEO and other executive officer performance (with the input and oversight of the Governance Committee and the Chairman of the Board);
✓	approving the peer group used for executive compensation benchmarking purposes;
✓	evaluating the independence of all compensation committee advisers;
✓	providing oversight in connection with company-wide compensation programs; and
✓	approving the form and amount of director compensation in consultation with the Governance/Nominating Committee.

The Compensation Committee reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement, recommended its inclusion herein (and in our 2020 Annual Report on Form 10-K) and issued the related report to stockholders as required by the SEC (see Compensation Committee Report on page 32 below).

Exequity LLP (“Exequity”) was retained by the Compensation Committee to provide information, analyses and advice to the Committee during various stages of 2020 executive compensation planning. Exequity reports directly to the Compensation Committee chair. In the course of conducting its activities, Exequity attended meetings of the Compensation Committee and briefed the Committee on executive compensation trends generally.

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Corporate Governance

The Compensation Committee has assessed the independence of Exequity and has concluded that Exequity is independent and that its retention presents no conflicts of interest either to the Committee or the Company.

Final decisions with respect to determining the amount or form of executive compensation under the Company’s executive compensation programs are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by its consultants. Please refer to the Compensation Discussion & Analysis beginning on page 18 for a more detailed discussion of the Compensation Committee’s activities with respect to executive compensation.

Compensation Committee Interlocks and Insider Participation. During 2020, no member of the Compensation Committee served as an officer or employee of the Company, was formerly an officer of the Company or had any relationship with the Company required to be disclosed under Transactions with Related Persons below. Additionally, during 2020, no executive officer of the Company: (i) served as a member of the compensation committee (or full board in the absence of such a committee) or as a director of another entity, one of whose executive officers served on our Compensation Committee; or (ii) served as a member of the compensation committee (or full board in the absence of such a committee) of another entity, one of whose executive officers served on our Board.

Governance/Nominating Committee

Our Governance/Nominating Committee (the “Governance Committee”) has responsibility for:
✓ the size, composition and organization of our Board;
✓ the independence of directors and committee members under applicable standards;
✓ our corporate governance policies, including our Board Principles and Practices;
✓ the criteria for directors and the selection of nominees for election to the Board;
✓ committee assignments;
✓ assisting the Compensation Committee in determining the form and amount of director compensation;
✓ the performance evaluation of our CEO and management succession planning; and
✓ the annual Board and Committee performance evaluations.

While the Governance Committee has not specified minimum qualifications for candidates it recommends, it will consider the qualifications, skills, expertise, qualities, diversity, age, gender, availability and experience of all candidates that are presented for consideration. At the present time, three of our ten directors are women, and one of our ten directors identifies as a racial/ethnic minority. The Board utilizes a concept of diversity that extends beyond race, gender and national origin to encompass the viewpoints, professional experience and other individual qualities and attributes of candidates that will enable the Board to select candidates who are best able to carry out the Board’s responsibilities and complement the mix of talent and experience represented on the Board. In connection with its annual evaluation, the Board considers the appropriateness of the qualifications of existing directors given then current needs.

Candidates for Board nomination may be brought to the attention of the Governance Committee by current Board members, management, stockholders or other persons. All potential new candidates are fully evaluated by the Governance Committee using the criteria described above, and then considered by the entire Board for nomination.

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Corporate Governance

Director Candidates submitted by Stockholders: Stockholders wishing to recommend director candidates for consideration by the Governance Committee may do so by writing to the Chairman of the Governance/Nominating Committee, c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212, and indicating the recommended candidate’s name, biographical data, professional experience and any other qualifications. In addition, stockholders wishing to propose candidates for election must follow our advance notice provisions. See Process for Submission of Stockholder Proposals for our 2022 Annual Meeting on page 61.

Code of Ethics and Code of Conduct

Gartner has adopted a CEO & CFO Code of Ethics which applies to our CEO, CFO, controller and other financial managers, and a Global Code of Conduct, which applies to all Gartner officers, directors and employees, wherever located. Annually, each officer, director and employee affirms compliance with the Global Code of Conduct. See Proxy and Voting Information—Available Information below.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

Our Board, acting through the Governance Committee, is responsible for presenting for stockholder consideration each year a group of nominees that, taken together, has the experience, qualifications, attributes and skills appropriate and necessary to carry out the duties and responsibilities of, and to function effectively as, the board of directors of Gartner. The Governance Committee regularly reviews the composition of the Board in light of the needs of the Company, its assessment of board and committee performance, and the input of stockholders and other key stakeholders. The Governance Committee looks for certain common characteristics in all nominees, including integrity, strong professional experience and reputation, a record of achievement, constructive and collegial personal attributes and the ability and commitment to devote sufficient time and effort to board service. In addition, the Governance Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills that will enable the Board as a whole to effectively manage the array of issues it will confront in furtherance of its duties. These individual qualities can include matters such as experience in the technology industry; experience managing and operating large public companies; international operating experience; financial, accounting, executive compensation and capital markets expertise; and leadership skills and experience.

All of the nominees listed below are incumbent directors who have been nominated by the Governance Committee and Board for re-election and have agreed to serve another term. For additional information about the nominees and their qualifications, please see General Information about our Board of Directors on page 2 above. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies may be voted for a nominee designated by the present Board to fill the vacancy. Each person elected as a director will continue to be a director until the 2022 Annual Meeting of Stockholders or a successor has been elected.

Peter E. Bisson	William O. Grabe
Richard J. Bressler	Eugene A. Hall
Raul E. Cesan	Stephen G. Pagliuca
Karen E. Dykstra	Eileen M. Serra
Anne Sutherland Fuchs	James C. Smith

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR the election of each of the ten nominees to our Board of Directors.

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EXECUTIVE OFFICERS

General Information about our Current Executive Officers:

Eugene A. Hall 64

Chief Executive Officer and director since 2004. Prior to joining Gartner as Chief Executive Officer, he was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.

Kenneth Allard 50

Executive Vice President & Chief Marketing Officer since April 2019. Mr. Allard joined Gartner as Group Vice President, Consulting in 2017 following the acquisition of L2, Inc., where he was CEO. Previously, he was a Managing Director at Huge Inc., a full service digital agency, and held senior leadership positions at research and consulting companies including Edgewater Technology Inc., Jupiter Media Metrix Inc. and Gartner, where he started his career.

Joe Beck 60

Executive Vice President, Global Technology Sales since November 2017. In his more than 20 years at Gartner, he has served as Senior Vice President, Americas End User Sales and Managing Vice President. Mr. Beck joined Gartner in 1997 when we acquired Datapro Information Services. He held sales positions at McGraw-Hill earlier in his career.

Alwyn Dawkins 55

Executive Vice President, Global Business Sales since 2020. Prior to that, he led the Conferences function from 2008 – 2020. Previously at Gartner, he has served as Group Vice President, Asia/Pacific Sales, based in Sydney, Australia, and prior thereto, as Group Vice President, Gartner Events, where he held global responsibility for exhibit and sponsorship sales across the portfolio of Gartner events. Prior to joining Gartner in 2002, Mr. Dawkins spent ten years at Richmond Events, culminating in his role as Executive Vice President responsible for its North American business.

Mike Diliberto 55

Executive Vice President & Chief Information Officer has been our Chief Information Officer since 2016. Previously, he served as CIO at Priceline, a leader in online travel and related services. Before joining Priceline, he held several senior technology positions at the online division of News Corp, where he was instrumental in establishing an online presence for News Corp brands such as Fox News, Fox Sports, TV Guide and Sky Sports, including launching the first major league baseball website. Previously, he held several leadership positions at Prodigy Services Company, one of the pioneering consumer-focused online services.

Yvonne Genovese 59

Executive Vice President, Global Product Management since November 2020. Ms. Genovese has held various roles at Gartner during her 20-year tenure, including most recently Senior Vice President, Research and Advisory, leading the Marketing & Communications practice. She has also led teams within Gartner’s Technology and Service Provider and CIO practices. Prior to joining Gartner, Ms. Genovese served as the Chief Marketing Officer at Mapics, Inc. a global software company, and Worldwide Vice President Marketing for Marcam, Inc., an enterprise resource planning software company. She began her career at IBM and held various positions there over her 12-year tenure.

Michael Harris 51

Executive Vice President, Research & Advisory since August 2018. Mr. Harris has more than 20 years of experience at Gartner and has held a number of management positions in Research & Advisory. Most recently, he led the Company’s global team of IT industry experts and researchers as Senior Vice President, IT Leaders & Tech Professionals Research. Prior to joining Gartner, Mr. Harris held various roles in Centel, Sprint and AT&T.

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Executive Officers

Scott Hensel 48

Executive Vice President, Global Services & Delivery since November 2020. Previously, he served as Executive Vice President, Consulting. Prior to joining Gartner in 2017, he served as President, Terex Services, Parts and Customer Solutions, at Terex Corporation, a global manufacturer of lifting and material processing products and services. Previously, he spent 14 years at McKinsey & Company where he was a partner assisting clients in the IT and Advanced Industries sectors.

Claire Herkes 46

Executive Vice President, Conferences since July 2020. Ms. Herkes joined Gartner in 2005, where she held various roles of increasing leadership responsibility across product management, operations, production and developing emerging markets, most recently as Senior Vice President, Conference Production. Prior to joining Gartner, Ms. Herkes held the position of Senior Account Director at George P. Johnson, an event and experience marketing agency. Ms. Herkes began her career in conferences at The Yankee Group, an independent technology research and consulting firm.

Akhil Jain 43

Senior Vice President, Consulting since January 2021. Prior to joining Gartner, he was Senior Vice President at State Street Corporation, a global financial holding company. Mr. Jain held multiple leadership roles from 2015 to 2021, with responsibility for strategy, growth, and technology and operational improvement programs. Previously, Mr. Jain spent 10 years at McKinsey & Company where he was a Partner in their Chicago and Dubai offices.

Jules Kaufman 63

Executive Vice President, General Counsel & Secretary since August 2017. Prior to joining Gartner, he was the Chief Legal Officer and Secretary at Coty Inc., a beauty products manufacturer, from 2008 through 2016. Previously, he spent 18 years at Colgate-Palmolive, last serving as General Counsel Europe/South Pacific.

Robin Kranich 50

Executive Vice President & Chief Human Resources Officer has been leading Human Resources since 2008. During her more than 26 years at Gartner, she has served as Senior Vice President, End User Programs; Senior Vice President, Research Operations and Business Development; Senior Vice President and General Manager of Gartner EXP; Vice President and Chief of Staff to Gartner’s president; and various sales and sales management roles. Prior to joining Gartner, Ms. Kranich was part of the Technology Advancement Group at Marriott International.

Craig W. Safian 52

Executive Vice President & Chief Financial Officer has been our Chief Financial Officer since June 2014. In his more than 18 years at Gartner, he has served as Group Vice President, Global Finance and Strategy & Business Development from 2007 until his appointment as CFO, and previously as Group Vice President, Strategy and Managing Vice President, Financial Planning and Analysis. Prior to joining Gartner, he held finance positions at Headstrong (now part of Genpact) and Bristol-Myers Squibb, and was an accountant for Friedman, LLP where he achieved CPA licensure.

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COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis, or “CD&A”, describes and explains the Company’s compensation philosophy and executive compensation program, as well as compensation awarded to and earned by, the following persons who were Named Executive Officers (“NEOs”) in 2020:

Eugene A. Hall	Chief Executive Officer
Craig W. Safian	Executive Vice President & Chief Financial Officer
Alwyn Dawkins	Executive Vice President, Global Business Sales
Robin Kranich	Executive Vice President & Chief Human Resources Officer
Jules Kaufman	Executive Vice President, General Counsel & Secretary

The CD&A is organized into three sections:

•

The Executive Summary (beginning on page 18), which highlights the Company’s strong overall performance in 2020 despite the significant negative impact of the COVID-19 pandemic, our focus on human capital and sustainability, the importance of our Contract Value (herein “CV”) metric, our pay-for-performance approach, and our compensation practices, all of which we believe are relevant to stockholders as they consider their votes on Proposal Two (advisory vote on executive compensation, or “Say-on-Pay”)

•	The Compensation Setting Process for 2020 (beginning on page 21)

•	Other Compensation Policies and Information (beginning on page 31)

The CD&A is followed by the Compensation Tables and Narrative Disclosures, which report and describe the compensation and benefit amounts paid to our NEOs in 2020.

EXECUTIVE SUMMARY

2020 – Strong Performance in a Challenging Year

2020 was one of the most challenging years in the last few decades, but Gartner rose to the challenge. The COVID-19 pandemic, global economic downturn, social unrest, and geopolitical changes all posed significant risks and demands to people and companies around the world. Considering these extraordinary demands, we delivered strong performance across CV, revenue, EBITDA*, and free cash flow* in 2020.

When the pandemic first began, we stabilized our financial position by enhancing our cost management discipline. We successfully transitioned our global workforce to operate effectively in a remote environment. We were agile in serving our clients and pivoted our content to address critical contemporary issues such as the pandemic, remote work environments, cost optimization and business continuity.

In the context of a global economy which shrank in 2020, our largest and most profitable business segment, Research, was up 7% year-over-year in revenues on an FX neutral basis in 2020. Further, Contract Value, which we believe is our most important business metric, grew 4.5% in 2020. We believe that our Research business is well-positioned to return to sustained double-digit growth over the medium term.

*

In this Proxy Statement, EBITDA refers to adjusted EBITDA, which represents GAAP net income (loss) adjusted for: (i) interest expense, net; (ii) tax provision (benefit); (iii) loss on extinguishment of debt, as applicable; (iv) other expense/income, net; (v) stock-based compensation expense; (vi) depreciation, amortization, and accretion; (vii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues, as applicable; (viii) acquisition and integration charges and certain other non-recurring items; and (ix) gain/loss on divestitures and other similar items, as applicable. Free cash flow represents cash provided by operating activities determined in accordance with GAAP less payments for capital expenditures.

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Compensation Discussion & Analysis

Our Conferences business had great momentum coming out of 2019, but, because it relied on in-person events, was hard hit in 2020 by the global pandemic. To replace our traditional in-person conferences, we pivoted to virtual conferences. With several months’ experience under our belt, we believe we have developed a set of best practices that we will continue to refine. Beyond virtual conferences, operationally, we are preparing to return to in-person conferences in the second half of 2021.

Our Consulting business was also impacted by the pandemic, with revenues down 4% for 2020 on an FX neutral basis. Over the past several years, we have made great progress in our Consulting business and we believe it will continue to serve as an important complement to our IT Research business.

Due to a combination of improving top-line growth in the second half of 2020 and a strong focus on cost control measures, we generated significant EBITDA and free cash flow in 2020. We accomplished these strong results while also maintaining our investment in our most important asset, our people. We fully funded our non-executive bonus plan and we invested in enhanced sales performance incentives to keep our sales teams motivated and engaged during an otherwise challenging year. While we had made the difficult decision to pause certain critical employee benefits at the outset of the pandemic, including our 401(k) company match, we reinstated these benefits at the end of the year, including a retro-active reinstatement of the 401(k) match.

Our strategy has always been to create an environment where our associates are empowered to thrive and reach their full potential. We win as a team. Like any team, we cannot realize our full potential unless our associates reflect a wide range of skills, experience and backgrounds. We embrace diversity and actively work to create a culture of inclusion, belonging, well-being and growth. In 2020, we continued to strengthen our stance against racism and discrimination. We appointed a new leader of diversity, equity and inclusion. We also established a Center of Excellence dedicated to improving in this area, and we strengthened our employee resource groups, which helped remove barriers for diverse populations and supported associate engagement.

Sustainability is an important factor in how we manage our business. For example, we have signed contracts for our Stamford headquarters and our UK hub to be powered by 100% renewable energy. We will be eliminating single-use plastics across our offices. We are also benchmarking our environmental footprint and development programs to minimize it over time.

Overall, despite the negative effect of COVID-19 on the economy, we are proud that we were able to continue with our product innovation programs, grow our subscription-based research business, and maintain our investment in our associates. All of this has helped to position us for a strong 2021 performance year, and we expect to return to double-digit Contract Value growth over time.

Contract Value–A Unique Key Performance Metric for Gartner

Total Contract Value (“CV”) represents the value attributable to all of our subscription-related contracts. It is calculated as the annualized value of contracts in effect at a specific point in time, without regard to the duration of the contract. CV primarily includes research deliverables for which revenue is recognized on a ratable basis and other deliverables (primarily conferences tickets) included with subscription-based research products for which revenue is recognized when the deliverable is utilized.

Unique to Gartner, CV is our single most important performance metric. It focuses our executives on driving short-term actions that result in long-term success for our business and stockholders. We believe that CV growth is our best, most informed and leading indicator of long-term Research revenue growth.

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Compensation Discussion & Analysis

Our Research business comprised 88% of our overall revenue in 2020 (79% in 2019) and is also our highest contribution margin business (72% for 2020 and 70% for 2019). Further, many of our Research contracts are multi-year agreements, and our Research enterprise client retention and retained contract value (or wallet retention) are consistently high. As a result, CV is predictive of revenue highly likely to recur over a 3 – 5 year period, and a high CV growth rate translates to high, long-term revenue and profit growth. In addition, many of our clients pay us upfront when they purchase our research subscription services, which drives strong cash flow. For all these reasons, the Board believes that CV growth, which translates to Research revenue growth, is the most important driver of the Company’s profit growth.

Accordingly, growing CV drives both short-term and long-term corporate performance and stockholder value. As such, all Gartner executives and associates are focused at all times on growing CV. This, coupled with the fact that our investors are also focused on this metric, ensures that we are aligned on the long-term success of the Company.

Key Attributes of our Executive Compensation Program – Pay for Performance

Our executive compensation plan design has successfully motivated senior management to drive outstanding corporate performance since it was first implemented in 2006. It is heavily weighted towards incentive compensation.

Key features of our compensation program are as follows:

✓	100% of executive incentive awards, including annual bonus and equity awards, are performance-based.
✓	70% of executive equity awards, and 100% of executive bonus awards are subject to forfeiture in the event the Company fails to achieve performance objectives established by the Compensation Committee.
✓	93% of the CEO’s target total compensation (83% in the case of other NEOs) is in the form of incentive compensation (bonus and equity awards).
✓	85% of our CEO’s target total compensation (68% in the case of other NEOs) is in the form of equity awards, with a focus on long-term performance.
✓

We use a longer than typical vesting period of 4 years on earned equity awards, with awards subject to increases or decreases in value based upon stock price movement to ensure alignment with shareholders over the long-term.

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Compensation Discussion & Analysis

Our Compensation Best Practices

Our compensation practices motivate our executives to achieve our operating plans and execute our corporate strategy without taking undue risks. These practices, which are consistent with “best practices” trends, include the following:

✓	Retain an independent compensation consultant that reports directly to the Compensation Committee.
✓	Annually assess the Company’s compensation policies to ensure that the features of our program do not encourage undue risk.
✓	All executive officers are “at will” employees and only our CEO has an employment agreement.
✓	“Double-trigger” change in control vesting of all equity awards with limited exceptions.
✓	A clawback policy applicable to all executive incentive compensation (cash bonus and equity awards).
✓	Robust stock ownership guidelines for our directors and executive officers.
✓	Holding period requirements that require 50% of net after tax shares from all released equity awards to be held by a director or executive officer until stock ownership guidelines are satisfied.
✓	Prohibit hedging and pledging transactions in company securities.
✓	No excise tax gross up payments.
✓	Provide longer vesting of equity awards of 25% per year over 4 years to encourage retention.
✓	Cap payouts on incentive compensation awards to two times target.
✓	Do not issue equity awards to our directors or executive officers during closed trading windows.

Effect of Stockholder Advisory Vote on Executive Compensation, or Say on Pay

2020 Say on Pay Approval = 95% of votes cast

The Board has resolved to present Say on Pay proposals to stockholders on an annual basis, respecting the sentiment of our stockholders as expressed in 2017. The Company and the Compensation Committee will consider the results of this year’s advisory Say on Pay proposal in future executive compensation planning activities. Over the past several years, stockholders have consistently strongly supported our executive compensation program. We also engage our stockholders from time to time to solicit their feedback on executive compensation and corporate governance matters. As such, no changes were made to the core structure of our compensation program as a result of the 2020 Say on Pay vote.

COMPENSATION SETTING PROCESS FOR 2020

This discussion explains the objectives of the Company’s compensation policies; what the compensation program is designed to reward; each element of compensation and why the Company chooses to pay each element; how the Company determines the amount (and, where applicable, the formula) for each element of pay; and how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

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Compensation Discussion & Analysis

The Objectives of the Company’s Compensation Policies

The objectives of our compensation policies are threefold:
➣	To attract, motivate and retain highly talented, creative and entrepreneurial individuals by paying market-based compensation.
➣

To motivate our executives to maximize the performance of our Company through pay-for-performance compensation components based on the achievement of corporate performance targets that are aggressive, but attainable, given economic conditions.

➣	To ensure that, as a public company, our compensation structure and levels are reasonable from a stockholder perspective.

What the Compensation Program Is Designed to Reward

Our guiding philosophy is that the more executive compensation is linked to corporate performance, the stronger the inducement is for management to strive to improve Gartner’s performance. In addition, we believe that the design of the total compensation package must be competitive with the marketplace from which we hire our executive talent in order to achieve our objectives and attract and retain individuals who are critical to our long-term success. Our talent segment continues to be very competitive. We compete mainly with technology companies, which achieved record-breaking performance in 2020 and pose a significant threat to our ability to retain talent.

Our compensation program for executive officers is designed to compensate individuals for achieving and exceeding corporate performance objectives. We believe this type of compensation encourages outstanding team performance (not simply individual performance), which builds stockholder value.

Both short-term and long-term incentive compensation is earned by executives only upon the achievement of certain measurable performance objectives that are deemed by the Compensation Committee and management to be critical to the Company’s short-term and long-term success. The amount of compensation ultimately earned will increase or decrease depending upon Company performance and the underlying price of our Common Stock (in the case of long-term equity-based incentive compensation).

Principal Compensation Elements and Objectives

To achieve the objectives noted above, we have designed executive compensation to consist of three principal elements:

Base Salary	➣	Pay competitive salaries to attract and retain the executive talent necessary to develop and implement our corporate strategy and business plan.
	➣	Reflect responsibilities of the position, experience of the executive and marketplace in which we compete for talent.
Short-Term Incentive Compensation (cash bonuses)	➣	Motivate executives to generate outstanding performance and achieve or exceed annual operating plan.
	➣	Align compensation with results.
Long-Term Incentive Compensation (equity awards)	➣	Ensure rewards are commensurate with long-term performance and promote retention.
	➣	Align executive rewards with long-term stock price appreciation.
	➣	Facilitate the accumulation of Gartner shares by executives, thereby enhancing ownership and ensuring greater alignment with stockholders.

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Compensation Discussion & Analysis

How the Company Determines Executive Compensation

In General

In planning 2020 executive compensation, the Company set aggressive performance goals based on the macroeconomic conditions in early 2020. We established our plan targets before the onset of the pandemic. At that time, we believed that the overall economy would grow in 2020 and that Gartner would grow at a rate that would exceed market norms. Our plan targets assumed that the Company would need to exceed double digit growth in key performance metrics in order to earn target compensation, as discussed below. The Compensation Committee established performance objectives for short-term (bonus) and long-term (equity) incentive awards at levels that it believed would motivate performance and be adequately challenging.

In order to achieve target compensation, executives must achieve performance objectives that were set at growth rates that significantly exceeded market norms. In other words, if we were to achieve market norm financial performance, our delivered compensation would be well below target compensation and well below payouts achieved at peer companies. If we achieved our plan targets, which were higher than market, executives would earn average pay.

For example, in establishing Gartner’s 2020 target CV growth rate, we compared our CV growth rate target against the revenue growth rate of the broader market (i.e., S&P 500) as well as our peer group. On a trailing 3 and 5 year basis, our target growth rate was 5 percentage points higher than the growth rate of the broader market. In fact, our target growth rate was higher than the 75th percentile of the broader market.

The Compensation Committee believes that using a one-year performance period for our long-term incentive awards helps accelerate growth and sustain performance. If we have a strong year, the goals for the following year are established on top of the high bar that was already set. If we had a three-year performance period and the Company overachieved in the first year, the bar would be set lower in years 2 and 3 and might demotivate our executives. A three-year performance period may also be less aggressive if business cycle risks are factored into long-term goals, while a one-year performance period allows us more readily to factor in changes in market conditions, including, for example, an unexpected shift in the economy resulting from a pandemic.

The short-term and long-term incentive objectives provide executives with an opportunity to increase their total compensation package based upon the over-achievement of Company performance; similarly, in the case of under-achievement of corporate performance, the value of incentive awards will fall below their target value, decreasing the total compensation opportunity. In addition, we assign a greater weighting to long-term incentives than short-term awards in order to promote long-term decision-making to deliver top corporate performance, align management to stockholder interests and retain executives. We believe that long-term equity-based awards with vesting terms that are based on the achievement of pre-set financial targets serve as a strong retention incentive.

Determining Awards

Salary, short-term and long-term incentive compensation levels for executive officers (other than the CEO) are recommended by the CEO and are subject to approval by the Compensation Committee. In formulating his recommendation to the Compensation Committee, the CEO undertakes a performance review of these executives and considers input from human resources personnel at the Company, as well as benchmarking data from the compensation consultant and external market data (discussed below).

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Compensation Discussion & Analysis

Salary, short-term and long-term incentive compensation levels for the CEO’s compensation are established by the Compensation Committee within the parameters of Mr. Hall’s employment agreement with the Company. In making its determination with respect to Mr. Hall’s compensation, the Compensation Committee evaluates his performance in conjunction with the Governance Committee and after soliciting additional input from the Chairman of the Board and other directors; considers input from the Committee’s compensation consultant; and reviews benchmarking data pertaining to CEO compensation practices at our peer companies and general trends. See Certain Employment Agreements with Executive Officers – Mr. Hall below for a detailed discussion of Mr. Hall’s agreement.

Benchmarking and Peer Group

Executive compensation planning for 2020 began mid-year in 2019. The Compensation Committee approved the peer group of companies to be used for executive compensation benchmarking purposes and other relevant analyses (the “Peer Group”) for pay decisions effective for 2020.

The Compensation Committee reviews the Peer Group annually to ensure comparability based on Gartner’s operating characteristics, labor market relevance and revenue scope. In 2019, the Compensation Committee added five new companies to the 2020 Peer Group in recognition of Gartner’s enhanced capabilities and revenues, while two of the companies were eliminated because they had been acquired. The Peer Group comprised 19 publicly-traded companies that resemble Gartner in size (in terms of revenues and number of employees), have a similar business model and with whom Gartner competes for executive talent. Gartner’s revenue ranked at the 50th percentile relative to the Peer Group.

The Peer Group companies included:

Adobe Inc.	Autodesk, Inc.	Aon plc	Cadence Design System	Citrix Systems, Inc.

The Interpublic Group of Companies, Inc.	Equifax Inc.	IHS Markit Ltd	Intuit Inc.	Moody’s Corporation

Nielsen Holdings plc	Nuance Communications, Inc.	salesforce.com, inc.	ServiceNow, Inc.	SS&C Technologies Holdings, Inc.

Synopsis, Inc.	Thompson Reuters Corp.	Verisk Analytics, Inc.	VMWare, Inc.

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Compensation Discussion & Analysis

Our Compensation Committee commissioned Exequity, its independent compensation consultant, to perform a competitive analysis of our executive compensation practices relative to the Peer Group, the primary reference, and secondarily to survey data. Exequity’s findings were considered by the Compensation Committee and by management in planning our 2020 executive compensation. The compensation study utilized market data provided by Aon’s Radford Global Technology Survey for both the Peer Group and survey data.

The Compensation Committee does not target NEO’s pay to a specified percentile relative to the Peer Group, but rather reviews Peer Group market data at the 25th, 50th and 75th percentile for each element of compensation, including Base Salary, Target Total Cash (Base Salary plus Target Bonus) and Target Total Compensation (Target Total Cash plus long-term incentives). Individual total target compensation may be higher or lower than the 50th percentile based on a number of factors, including experience and tenure, retention and succession planning considerations. In addition to the compensation benchmarking, the Compensation Committee considers Company and individual performance and internal equity in evaluating and determining executive compensation recommendations.

In addition, the Compensation Committee annually reviews an analysis conducted by Exequity that evaluates the connection between Gartner’s NEO pay and Company performance as measured by Total Shareholder Return and Shareholder Value. The analysis considers both 1-year and 3-year pay and performance for Gartner relative to the Peer Group. The findings indicated that pay realized by Gartner’s NEOs are aligned with Company performance.

Executive Compensation Elements Generally

Pay Mix

The following charts illustrate the relative mix of target compensation elements for the NEOs in 2020. Long-term incentive compensation consists of stock-settled stock appreciation rights (“SARs”) and performance-based restricted stock units (“PSUs”), and represents a majority of the compensation we pay to our NEOs (85% to the CEO and 68% to all other NEOs). We weight compensation more heavily to long-term incentives because we believe that it contributes to a greater degree to the delivery of top performance and the retention of employees than does cash and short-term compensation (bonus).

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Compensation Discussion & Analysis

Base Salary

We set base salaries of executive officers when they join the Company or are promoted to an executive role, by evaluating the responsibilities of the position, the experience of the individual and the marketplace in which we compete for executive talent. In addition, where possible, we consider salary information for comparable positions for members of our Peer Group or other available market data. In determining whether to award salary merit increases, we consider published projected U.S. salary increase data for the technology industry and general market, as well as available world-wide salary increase data. Mr. Hall’s salary increase is established each year by the Compensation Committee after completion of Mr. Hall’s performance evaluation for the preceding year.

In February 2020, the Compensation Committee approved a 3% increase in base salary for Messrs. Safian and Dawkins and Ms. Kranich, to be effective as of April 2020. However, as part of the cost management actions taken by the Company in response to the COVID-19 pandemic, all 2020 salary increases, including that of the NEOs, were cancelled. As a result, the base salaries of the NEOs remained at their 2019 levels as follows:

NEO	2019/2020 Base Salary ($)
Eugene A. Hall	908,197
Craig W. Safian	600,000
Alwyn Dawkins	495,000
Robin Kranich	495,000
Jules Kaufman	510,000

Short-Term Incentive Compensation (Cash Bonuses)

All bonuses to executive officers are awarded pursuant to Gartner’s stockholder-approved Executive Performance Bonus Plan. The plan is designed to motivate executive officers to achieve goals relating to the performance of Gartner, its subsidiaries or business units, or other objectively determinable goals, and to reward them when those objectives are satisfied. We believe that the relationship between proven performance and the amount of short-term incentive compensation paid promotes, among executives, decision-making that increases stockholder value and promotes Gartner’s success.

Bonus targets for all NEOs, including Mr. Hall, were based solely upon achievement of 2020 company-wide financial performance objectives (with no individual performance component). Beginning in 2020, the financial objectives for executive officer bonuses included EBITDA and Revenue, with Revenue replacing CV. We believe that Revenue is a good indicator of short-term performance and supports our focus and performance on CV, with a greater emphasis on annual growth.

The financial objectives and weightings used for 2020 executive officer bonuses were:

•	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), which measures overall profitability from business operations (weighted 50%), on a foreign exchange neutral basis, and

•	Revenue, which is a good indicator of short-term performance (weighted 50%), on a foreign exchange neutral basis.

For 2020, each executive officer was assigned a bonus target that was expressed as a percentage of salary, which varied from 70% to 105% of salary depending upon the executive’s level of responsibility. Despite having approved adjustments to target bonuses for 2020 at the start of the year, no changes took effect as result of the cost management actions taken in response to the COVID-19 pandemic. 2020 NEOs’ annual bonus targets as a percentage of base salary were 105% for Mr. Hall; 85% for each of Messrs. Safian, Dawkins and Ms. Kranich;

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Compensation Discussion & Analysis

and 80% for Mr. Kaufman. The maximum payout for 2020 bonus was 200% of target if the maximum level of EBITDA and Revenue were achieved; the minimum payout was $0 if minimum levels were not achieved. The following table sets forth the threshold, target and maximum payout amounts for each NEO:

NEO	Threshold ($)	Target ($)	Maximum ($)

Eugene A. Hall	0	953,607	1,907,214

Craig W. Safian	0	510,000	1,020,000

Alwyn Dawkins	0	420,750	841,500

Robin Kranich	0	420,750	841,500

Jules Kaufman	0	408,000	816,000

The chart below describes the performance metrics applicable to our 2020 short–term incentive compensation plan. The 2020 plan goals, established pre-pandemic, were for EBITDA and revenue to grow by 10% and 9%, respectively, above 2019 actual results on an FX neutral basis. In February 2021, the Compensation Committee certified that the results for each performance metric under the bonus plan as follows:

2020 Performance Objective/ Weight	Target (100%)	< Minimum (0%)	=/> Maximum (200%)	Actual Results

2020 EBITDA/50%	$755 million	$617 million	$803 million	$821 million

2020 Revenue/50%	$4,648 million	$3,838 million	$4,882 million	$4,126 million

For the EBITDA component, the results above translated to a payout percentage of 200%. For the Revenue component, the results above translated to a payout percentage of 50%. When the pandemic first impacted the global economy, we acted quickly and decisively to address our cost structure. Our discipline to manage costs, coupled with our strong performance in Research (our highest profit-margin business), generated strong EBITDA despite below target revenue performance. This resulted in a combined financial performance, equally weighted on EBITDA and Revenue, of 125% of target. The Compensation Committee approved the amounts, with bonuses paid in February 2021. See Summary Compensation Table – Non-Equity Incentive Plan Compensation for the cash bonuses earned by our NEOs in 2020 based on performance and their respective bonus targets.

Long-Term Incentive Compensation (Equity Awards)

Promoting stock ownership is a key element of our compensation program philosophy. Stock-based incentive compensation ensures focus on value creation, promotes retention and aligns management with stockholder interests. We have evaluated different types of long-term incentives based on their motivational value, cost to the Company and appropriate share utilization under our stockholder-approved 2014 Long-Term Incentive Plan (the “2014 Plan”) and have determined that SARs and PSUs create the right balance of motivation, retention and alignment with stockholders and share utilization.

SARs permit executives to benefit from an increase in stock price over time. SAR value can be realized only after the SAR vests. Our SARs are stock-settled and vested SARs may be exercised up to seven years from grant date. When the SAR is exercised, the executive receives shares of our Common Stock equal in value to the aggregate appreciation in the price of our Common Stock from the date of grant to the exercise date for all SARs exercised. Therefore, SARs only have value to the extent the price of our Common Stock exceeds the grant price of the SAR. In this way, SARs motivate our executives to increase stockholder value and thus align their interests with those of our stockholders.

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Compensation Discussion & Analysis

PSUs offer executives the opportunity to receive our Common Stock contingent on the achievement of performance goals and continued service over the vesting period. PSU recipients are eligible to earn a target fixed number of restricted stock units if and to the extent stipulated one-year performance goals are achieved. They can earn more units if the Company over-performs (up to 200% of their target number of units), and they will earn fewer units (and potentially none) if the Company under-performs. PSUs encourage executives to increase stockholder value while promoting executive retention over the long-term. Earned shares have value even if our Common Stock price does not increase, which is not the case with SARs.

The value of long-term incentive awards granted to executives each year is based on several factors, including external market practices, the Company’s financial performance, the value of awards granted in prior years, succession considerations and individual performance. For 2020, the Compensation Committee increased LTI awards for NEOs from last year based on those factors considered. The CEO’s LTI award increased by 3.8%, Messrs. Safian and Dawkins and Ms. Kranich’s LTI awards increased by 5%, and Mr. Kaufman’s LTI award increased by 11%. The greatest increase in LTI was awarded to Mr. Kaufman in recognition of the fact that his compensation trailed the market and his peers internally at Gartner given his tenure with the Company. It is the Company’s philosophy to move an executive to fully competitive rates over time.

Consistent with weightings in prior years, when the compensation program was established in early 2020, 30% of each executive’s long-term incentive compensation award value was granted in SARs and 70% was granted in PSUs. PSUs deliver value utilizing fewer shares since the executive can earn the full share rather than just the appreciation in value over the grant price (as is the case with SARs). Additionally, the cost efficiency of PSUs enhances the Company’s ability to conservatively utilize the 2014 Plan share pool and ensure alignment between pay and Company performance, which is why we conveyed a larger portion of the 2020 overall long-term incentive compensation value in PSUs rather than in SARs. For purposes of determining the number of SARs awarded, the allocated SAR award value is divided by the Black-Scholes-Merton valuation on the date of grant using assumptions appropriate on that date. For purposes of determining the target number of PSUs awarded, the allocated target PSU award value is divided by the closing price of our Common Stock on the date of grant as reported by the New York Stock Exchange.

All SARs and PSUs are earned, vest and, with respect to PSUs, released 25% per year commencing one (1) year from grant and on each anniversary thereof, subject to continued service on the applicable vesting date. We believe that this vesting schedule effectively focuses our executives on delivering long-term value growth for our stockholders and drives retention. The maximum payout for the 2020 PSUs was 200% of target if the maximum level of CV was achieved; the PSUs are subject to forfeiture if minimum levels of performance are not achieved.

The chart below describes the performance metrics applicable to the PSU portion of our 2020 long–term incentive compensation element measured on a foreign exchange neutral basis, and performance for the year.

2020 Performance Objective/Weight	Target (100%)	Target Growth YOY	< Minimum (0%)	=/> Maximum (200%)	Actual (measured at 12/31/20)	Actual Growth YOY
Contract Value/100%	$3,810 million	10.4%	$2,555 million	$3,970 million	$3,605 million	4.5%

Actual CV certified by the Compensation Committee in early 2021 was $3,605 million, translating to a payout of 50% of target based on the performance goals and payout grid established at the start of 2020. However, the Compensation Committee adjusted the payout from 50% of target to 95% of target after a consideration of several key factors, including:

•

Performance goals for the 2020 PSUs were adopted in early February 2020 before the COVID-19 pandemic caused shutdowns in the U.S. and Europe, with the assumptions of the macroeconomic conditions underlying the performance goals proving to be wholly inaccurate. Original goals did not contemplate the severe negative impact that the pandemic would have on our business.

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Compensation Discussion & Analysis

•

The strength of our performance relative to the market, as illustrated by the following charts. It has always been our practice to set growth targets that exceeded market norms. When we set our plan goals, we assumed that revenue of the broader market (i.e., S&P 500 companies) would grow by mid-single digit rates and we set our plan target well in excess of the expected norm. Had the Committee known that the broader market would contract by mid-single digit rates in 2020 (a roughly 10%-point swing in overall growth rate assumption), the Committee would have set different plan targets.

S&P data reflects the median growth of underlying constituent companies. Projected 2020 S&P based on analyst estimates as of January 2020	Est. 2020 S&P based on analyst estimates of median S&P 500 companies as of January 7, 2021

•

A much more realistic performance/payout scale, reflective of the COVID-19 environment, would have included growth rates that were approximately 5 percentage points lower, yet still above the negative growth expectations for the broader market. The tables below provide the original pre-pandemic matrix, and a revised scale based on the ongoing impact of COVID-19 that was considered by the Compensation Committee. Gartner’s CV performance for 2020 using the payout scale amidst the pandemic translated to a payout of 95% of target.

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Compensation Discussion & Analysis

Other considerations that supported the Compensation Committee decision to award the PSU payout at 95% included:

•

The Company’s decisive actions to stabilize its financial position at the outset of the pandemic, with the Company delivering strong EBITDA and free cash flow, with Research, its largest and most profitable segment, up 7% year-over-year in revenues on an FX neutral basis.

•

The speed in which the Company transitioned its global workforce to operate effectively in a remote environment, pivoting its research content to address critical contemporary issues, and pivoting its Conferences business from an in-person model to a virtual model.

•	The competition for talent, especially among technology companies, is great, resulting in retention concerns.

•	Treatment and compensation of all employees at Gartner to ensure equitable treatment across levels.

•	Continued motivation of executives to position Gartner for growth.

•

A balanced, but rarely used approach to considering adjustments. Prior to 2020, the Compensation Committee had only once adjusted the formulaic payout of an award. In 2009, the Committee adjusted the payout of awards downward due to goals that were set during what turned out to be the trough of the “great recession” and our performance far exceeded plan goals. The Committee has used both negative and positive adjustments, but, in both cases, the rationale was due to rare and extreme business conditions.

25% of the adjusted awards vested on the first anniversary of the grant date. See Grants of Plan-Based Awards Table – Possible Payouts Under Equity Incentive Plan Awards and accompanying footnotes below for the actual number of SARs and PSUs awarded to our NEOs in 2020.

Additional Compensation Elements

We maintain a non-qualified deferred compensation plan for our highly compensated employees, including our executive officers, to assist eligible participants with retirement and tax planning by allowing them to defer compensation in excess of amounts permitted to be deferred under our 401(k) plan. The non-qualified deferred compensation plan allows eligible participants to defer up to 50% of base salary and/or 100% of bonus to a future period. In addition, as a further inducement to participate in this plan, the Company presently matches contributions by executive officers, subject to certain limits. For more information concerning this plan, see Non-Qualified Deferred Compensation Table and accompanying narrative and footnotes below.

In order to further achieve our objective of providing a competitive compensation package with great retention value, we provide various other benefits to our executive officers that are typically available to, and expected by, persons in senior business roles. Our basic executive perquisites program includes 35 days paid time off (PTO) annually, severance and change in control benefits (discussed below) and relocation services where necessary due to a promotion. Mr. Hall’s perquisites, severance and change in control benefits are governed by his employment agreement with the Company, which is discussed in detail below under Certain Employment Agreements with Executive Officers – Mr. Hall. For more information concerning perquisites, see Other Compensation Table and accompanying footnotes below.

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Compensation Discussion & Analysis

OTHER COMPENSATION POLICIES AND INFORMATION

Executive Stock Ownership and Holding Period Guidelines

In order to align management and stockholder interests, the Company has adopted stock ownership guidelines for our executive officers as follows: the CEO is required to hold shares of Common Stock with a value at least equal to six (6) times his base salary, and all other executive officers are required to hold shares of Common Stock with a value at least equal to three (3) times their base salary. For purposes of computing the required holdings, shares directly held, as well as vested and unvested restricted stock units and earned PSUs are counted, but not options or SARs.

Additionally, the Company imposes a holding period requirement on our executive officers. If an executive officer of the Company is not in compliance with the stock ownership guidelines, the executive is required to maintain ownership of at least 50% of the net after-tax shares of Common Stock acquired from the Company pursuant to all equity-based awards received from the Company, until such individual’s stock ownership requirement is met. At December 31, 2020, all the NEOs were in compliance with these guidelines.

Clawback Policy

The Company has adopted a clawback policy which provides that the Board (or a committee thereof) may seek recoupment on behalf of the Company from a current or former executive officer of the Company who engages in fraud, omission or intentional misconduct that results in a required restatement of any financial reporting under the securities or other laws, and that the cash-based or equity-based incentive compensation paid to the officer exceeds the amount that should have been paid based upon the corrected accounting restatement, resulting in an excess payment. Recoupment includes the reimbursement of any cash-based incentive compensation (bonuses) paid to the executive, cancellation of vested and unvested performance-based restricted stock units, stock options and stock appreciation rights, and reimbursement of any gains realized on the sale of released stock unit awards and the exercise of stock options or stock appreciation rights and subsequent sale of underlying shares.

Hedging and Pledging Policies

The Company’s Insider Trading Policy prohibits all directors, executive officers and other employees from engaging in any short selling, hedging and/or pledging transactions with respect to Company securities.

Accounting and Tax Impact

Section 162(m) of the Internal Revenue Code generally prohibits the Company from claiming a deduction on its federal income tax return for compensation in excess of $1,000,000 paid in a given fiscal year to certain current and former executive officers. While the Compensation Committee carefully considers the cost to the Company of maintaining the deductibility of all compensation, it also desires the flexibility to reward executive officers in a manner that enhances the Company’s ability to attract and retain individuals, as well as to create longer term value for stockholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding the Company’s executive compensation program.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Gartner, Inc. has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s proxy statement for the 2021 Annual Meeting of Stockholders.

Compensation Committee of the Board of Directors

Anne Sutherland Fuchs

Raul E. Cesan

Eileen M. Serra

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COMPENSATION TABLES AND NARRATIVE DISCLOSURES

All compensation data contained in this Proxy Statement is stated in U.S. Dollars.

Summary Compensation Table

This table describes compensation of our NEOs in the years indicated. As you can see from the table and consistent with our compensation philosophy discussed above, long-term incentive compensation in the form of equity awards comprises a significant portion of total compensation.

Name and Principal Position	Year	Base Salary (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (1), (3)	All Other Compensation (4)	Total
Eugene A. Hall, Chief Executive Officer (5)	2020	908,197	7,273,710	3,117,322	1,192,009	103,867	12,595,105
	2019	908,197	7,007,347	3,003,182	913,555	127,964	11,960,245
	2018	908,197	6,537,043	2,801,583	1,119,534	136,160	11,502,517
Craig W. Safian, EVP & Chief Financial Officer	2020	600,000	2,090,592	896,007	637,500	43,543	4,267,642
	2019	593,750	1,991,128	853,343	488,580	55,287	3,982,088
	2018	568,750	1,644,887	704,983	540,040	47,533	3,506,193
Alwyn Dawkins, EVP, Global Business Sales	2020	495,000	1,261,639	540,740	525,938	37,787	2,861,104
	2019	491,250	1,201,570	514,983	403,078	48,961	2,659,842
	2018	476,236	1,133,573	485,861	450,816	49,414	2,595,900
Robin Kranich, EVP & Chief Human Resources Officer	2020	495,000	1,261,639	540,740	525,938	35,923	2,859,240
	2019	490,973	1,201,570	514,983	403,078	37,630	2,648,234
	2018	475,405	1,133,573	485,861	449,775	39,967	2,584,581
Jules Kaufman, EVP, General Counsel & Secretary	2020	510,000	1,249,911	535,711	510,000	36,035	2,841,657

(1)

All NEOs elected to defer a portion of their 2020 salary and/or 2020 bonus under the Company’s Non-Qualified Deferred Compensation Plan. Amounts reported include the 2020 deferred portion, and accordingly does not include amounts, if any, released in 2020 from prior years’ deferrals. See Non-Qualified Deferred Compensation Table below.

(2)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of performance-based restricted stock units, or PSUs (Stock Awards), and stock-settled stock appreciation rights, or SARs (Option Awards), granted to the NEOs. The value reported for the annual PSU awards is based upon the probable outcome of the performance objective as of the grant date, which is consistent with the grant date estimate of the aggregate compensation cost to be recognized over the service period, excluding the effect of forfeitures, for the target grant date award value. The potential maximum value of all PSUs, assuming attainment of the highest level of the performance conditions, is 200% of the target value. For 2020, the grant date fair value of these PSUs assuming maximum payout is as follows: $14,547,421 (Mr. Hall); $4,181,184 (Mr. Safian); $2,523,277 (Mr. Dawkins and Ms. Kranich); $2,499,822 (Mr. Kaufman). All equity grants are subject to forfeiture. See footnote (2) to Grants of Plan-Based Awards Table below for additional information. See also Note 10 – Stock-Based Compensation - in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020 for additional information.

(3)

Represents performance-based cash bonuses earned at December 31 of the applicable year and paid in the following February. See footnote (1) to Grants of Plan-Based Awards Table below for additional information.

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Compensation Tables and Narrative Disclosures

(4)	See Other Compensation Table below for additional information.

(5)	Mr. Hall is a party to an employment agreement with the Company. See Certain Employment Agreements with Executive Officers – Mr. Hall below.

Other Compensation Table

This table describes each component of the All Other Compensation column in the Summary Compensation Table for 2020.

Name	Company Match Under Defined Contribution Plans (1)	Company Match Under Non-qualified Deferred Compensation Plan (2)	Other (3)	Total
Eugene A. Hall	7,200	65,670	30,996	103,867
Craig W. Safian	7,200	36,343	—	43,543
Alwyn Dawkins	7,200	28,723	1,864	37,787
Robin Kranich	7,200	28,723	—	35,923
Jules Kaufman	7,200	28,835	—	36,035

(1)	Represents the Company’s 4% matching contribution to the NEO’s 401(k) account (subject to limitations).

(2)

Represents the Company’s matching contribution to the NEO’s contributions to our Non-Qualified Deferred Compensation Plan. See Non-Qualified Deferred Compensation Table below for additional information.

(3)	In addition to perquisites and benefits specified below, includes other perquisites and personal benefits provided to the NEO.

For Mr. Hall, includes a car allowance of $30,996 received by him per the terms of his employment agreement.

For Mr. Dawkins, includes $864 of tax gross-up payment that the Company paid to reimburse him on an after-tax basis for the income imputed in respect of certain tax services he received.

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Compensation Tables and Narrative Disclosures

Grants of Plan-Based Awards Table

This table provides information about awards made to our NEOs in 2020 pursuant to non-equity incentive plans (our short-term incentive cash bonus program) and equity incentive plans (performance restricted stock units (PSUs), and stock appreciation rights (SARs) awards comprising long-term incentive compensation under our 2014 Plan).

		Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Possible Payouts Under Equity Incentive Plan Awards (2)			All other option awards: Number of securities underlying options (#)(2)	Exercise or Base Price of Option Awards ($/Sh) ($) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Eugene A. Hall	2/5/20	-	-	-	0	47,137 PSUs	94,274 PSUs	-		7,273,710
	2/5/20	-	-	-	-	-	-	89,264 SARs	154.31	3,117,322
		0	953,607	1,907,214	-	-	-	-	-	-
Craig W. Safian	2/5/20	-	-	-	0	13,548 PSUs	27,096 PSUs	-	-	2,090,592
	2/5/20	-	-	-	-	-	-	25,657 SARs	154.31	896,007
		0	510,000	1,020,000	-	-	-	-	-	-
Alwyn Dawkins	2/5/20	-	-	-	0	8,176 PSUs	16,352 PSUs	-		1,261,639
	2/5/20	-	-	-	-	-	-	15,484 SARs	154.31	540,740
		0	420,750	841,500	-	-	-	-	-	-
Robin Kranich	2/5/20	-	-	-	0	8,176 PSUs	16,352 PSUs	-		1,261,639
	2/5/20	-	-	-	-	-	-	15,484 SARs	154.31	540,740
		0	420,750	841,500	-	-	-	-	-	-
Jules Kaufman	2/5/20	-	-	-	0	8,100 PSUs	16,200 PSUs	-		1,249,911
	2/5/20	-	-	-	-	-	-	15,340 SARs	154.31	535,711
		0	408,000	816,000	-	-	-	-	-	-

(1)

Represents cash bonuses that could have been earned in 2020 based solely upon achievement of specified financial performance objectives for 2020 and ranging from 0% (threshold) to 200% (maximum) of target (100%). Bonus targets (expressed as a percentage of base salary) were 105% for Mr. Hall, and 85% for each of Messrs. Safian and Dawkins and Ms. Kranich and 80% for Mr. Kaufman. Performance bonuses earned in 2020 and paid in February 2021 were adjusted to 125% of their target bonus. The cash bonuses are reported under Non-Equity Incentive Plan Compensation in the Summary Compensation Table. See Short-Term Incentive Compensation (Cash Bonuses) in the CD&A for additional information.

(2)

Represents the number of PSUs and SARs awarded to the NEOs on February 5, 2020. The target number of PSUs (100%) for the annual PSU award was subject to adjustment ranging from 0% (threshold) to 200% (maximum) based solely upon achievement of an associated financial performance objective, and was adjusted to 95% of target in February 2021. The adjusted number of such PSUs awarded was: Mr. Hall – 44,780; Mr. Safian – 12,870; Mr. Dawkins and Ms. Kranich – 7,767; and Mr. Kaufman – 7,695. All PSUs and SARs vest 25% per year commencing one year from grant, subject to continued employment on the vesting date except in the case of death, disability and retirement. See Long-Term Incentive Compensation (Equity Awards) in the CD&A for additional information.

(3)	Represents the closing price of our Common Stock on the NYSE on the grant date.

(4)	See footnote (2) to the Summary Compensation Table.

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Compensation Tables and Narrative Disclosures

Certain Employment Agreements with Executive Officers

Our Chief Executive Officer, Mr. Hall, is a party to a long-term employment agreement with the Company. No other NEO has an employment agreement with the Company.

Mr. Hall – Employment Agreement

The Company and Mr. Hall are parties to a Second Amended and Restated Employment Agreement pursuant to which Mr. Hall has agreed to serve as chief executive officer of the Company and is entitled to be nominated to the board of directors (the “CEO Agreement”) until December 31, 2021. The CEO Agreement provides for automatic one year renewals commencing on January 1, 2022, and continuing each year thereafter, unless either party provides the other with at least 60 days prior written notice of an intention not to extend the term.

Under the CEO Agreement, Mr. Hall is entitled to the following annual compensation components:

Component	Description
Base Salary	➣ $908,197, subject to adjustment on an annual basis by the Compensation Committee
Target Bonus

➣   105% of annual base salary (target), adjusted for achievement of specified Company and individual objectives

➣   The actual bonus paid may be higher or lower than target based upon over- or under-achievement of objectives, subject to a maximum actual bonus of 210% of base salary

Long – term incentive award

➣   Aggregate annual value on the date of grant at least equal to $9,874,375 minus the sum of base salary and target bonus for the year of grant (the “Annual Incentive Award”)

➣   The Annual Incentive Award will be 100% unvested on the date of grant, and vesting will depend upon the achievement of performance goals to be determined by the Compensation Committee

➣   The terms and conditions of each Annual Incentive Award will be determined by the Compensation Committee, and will be divided between restricted stock units (RSUs) and stock appreciation rights (SARs)

➣   The number of RSUs initially granted each year will be based upon the assumption that specified Company objectives set by the Compensation Committee will be achieved, and may be adjusted so as to be higher or lower than the number initially granted for over- or under-achievement of such specified Company objectives

Other

➣   Car allowance

➣   All benefits provided to senior executives, executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability

➣   Entitled to be nominated for election to the Board

Termination and Related Payments – Mr. Hall

Involuntary or Constructive Termination (no Change in Control)

Mr. Hall’s employment is at will and may be terminated by him or us upon 60 days’ notice. If we terminate Mr. Hall’s employment involuntarily (other than within 24 months following a Change In Control (defined below)) and without Business Reasons (as defined in the CEO Agreement) or a Constructive Termination (as defined in

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Compensation Tables and Narrative Disclosures

the CEO Agreement) occurs, or if the Company elects not to renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement, then Mr. Hall will be entitled to receive the following benefits:

Component	Description
Base Salary	➣ accrued base salary and unused paid time off (“PTO”) through termination ➣ 36 months continued base salary paid pursuant to normal payroll schedule
Short-Term Incentive Award (Bonus)	➣ earned but unpaid bonus ➣ 300% of the average of Mr. Hall’s earned annual bonuses for the three years preceding termination, payable in a lump sum
Long – Term Incentive Award

➣   36 months’ continued vesting in accordance with their terms (including achievement of applicable performance objectives) of all outstanding equity awards

➣   a lump sum payment in cash equal to the value of any ungranted Annual Incentive Awards, multiplied by the percentage of such award that would vest within 36 months following termination (i.e., 75% in the case of a four-year vesting period)

Other	➣ reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family

Payment of severance amounts is conditioned upon execution of a general release of claims against the Company and compliance with 36-month non-competition and non-solicitation covenants. In certain circumstances, payment will be delayed for six months following termination under Code Section 409A.

Involuntary or Constructive Termination, and Change in Control

Within 24 months of a Change in Control: if Mr. Hall’s employment is terminated involuntarily and without Business Reasons; or a Constructive Termination occurs; or if the Company elects not to renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement (i.e., double trigger), Mr. Hall will be entitled to receive the following benefits:

Component	Description
Base Salary	➣ accrued base salary and unused PTO through termination ➣ 3 times base salary then in effect, payable 6 months following termination
Short-Term Incentive Award (Bonus)	➣ any earned but unpaid bonus ➣ 3 times target bonus for fiscal year in which Change In Control occurs, payable 6 months following termination
Long – Term Incentive Award

➣   any ungranted but earned Annual Incentive Awards will be granted

➣   all unvested outstanding equity will have the service requirement deemed fully satisfied, all performance goals or other vesting criteria will be deemed achieved (i) if the performance period has been completed, at actual level of performance, or (ii) if the performance period has not been completed, at target level of performance, and all stock options and SARs will be exercisable as to all covered shares

Other	➣ reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family

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Compensation Tables and Narrative Disclosures

For equity awards granted after February 7, 2019, Mr. Hall’s unvested outstanding equity awards will only vest in connection with a Change in Control if Mr. Hall’s employment is terminated under the circumstances described above within 24 months following the Change in Control (i.e., if a “double trigger” occurs). For equity awards granted on or prior to February 7, 2019, immediately upon a Change in Control (regardless of whether there is a termination of employment), all of Mr. Hall’s unvested outstanding equity awards will vest in full, all performance goals or other vesting criteria will be deemed achieved at target levels and all stock options and SARs will be exercisable as to all covered shares. Additionally, any ungranted, but accrued Annual Incentive Awards will be awarded prior to consummation of the Change in Control.

Should any payments received by Mr. Hall upon a Change in Control constitute a “parachute payment” within the meaning of Code Section 280G, Mr. Hall may elect to receive either the full amount of his Change in Control payments, or such lesser amount as will ensure that no portion of his severance and other benefits will be subject to excise tax under Code Section 4999. Additionally, certain payments may be delayed for six months following termination under Code Section 409A.

The CEO Agreement utilizes the 2014 Plan definition of “Change in Control” which currently provides that a Change in Control will occur when (i) there is a change in ownership of the Company such that any person (or group) becomes the beneficial owner of 50% of our voting securities, (ii) there is a change in the ownership of a substantial portion of the Company’s assets or (iii) there is a change in the effective control of the Company such that a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election.

In the CEO Agreement, Mr. Hall also agrees not to engage in any competitive activities and not to solicit Gartner employees for 36 months following termination of employment.

Termination and Related Payments – Other Executive Officers

In the event of termination for cause, voluntary resignation or as a result of death, disability or retirement, no severance benefits are provided. In the event of termination for cause or voluntary resignation, all equity awards are forfeited except as discussed below under Death, Disability and Retirement. In the event of termination without cause (including in connection with a Change in Control), other executive officers are entitled to receive the following benefits:

Component	Description
Base Salary	➣ accrued base salary and unused PTO (not to exceed 25 days) through termination ➣ 12 months continued base salary paid pursuant to normal payroll schedule
Long–Term Incentive Awards

➣   If terminated within 12 months of a Change In Control, all unvested outstanding equity will vest in full. For any PSU award where the performance adjustment has not yet been determined, the award would vest assuming target performance, and all stock options and SARs will be exercisable as to all covered shares for 12 months following termination; otherwise unvested awards are forfeited

➣   If no Change In Control, unvested equity awards are forfeited (except in the case of death, disability and retirement, discussed below)

Other	➣ Reimbursement for up to 12 months’ COBRA premiums for executive and family

In order to receive severance benefits, the executive officers who are terminated are required to execute and comply with a separation agreement and release of claims in which, among other things, the executive reaffirms

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Compensation Tables and Narrative Disclosures

his or her commitment to confidentiality, non-competition and non-solicitation obligations and releases the Company from various employment-related claims. In addition, in the case of NEOs (other than Mr. Hall), severance will not be paid to any executive who refuses to accept an offer of comparable employment from Gartner or who does not cooperate or ceases to cooperate when being considered for a new position with Gartner, in each case as determined by the Company. Finally, under certain circumstances, payments and release of shares may be delayed for six months following termination under Code Section 409A.

Death, Disability and Retirement

Our executive officers are entitled to immediate vesting of all outstanding awards in the case of termination due to death or disability, and continued vesting depending upon the age of the officer in the case of retirement (as defined) as described in the following table:

Termination Event	Treatment of Unvested Equity Awards
Death or Disability	➣ 100% vesting upon event
Retirement – not eligible	➣ Unvested awards forfeited

Retirement – eligible (awards granted prior to 2020)

➣ Retirement eligible if: (i) on the date of retirement the officer is at least 55 years old and has at least 5 years of service and (ii) the sum of the officer’s age and years of service is 65 or greater

➣ If < 60 years of age, 12 months of continued vesting

➣ If 60, 24 months of continued vesting

➣ If 61, 36 months of continued vesting

➣ If 62 or older, unvested awards will continue to vest in full in accordance with their terms

➣ For a retirement in the year that an award is granted, the unvested portion of such award that is eligible to vest will be prorated based on the number of days in the year of grant during which the officer was employed

Retirement – eligible (awards granted in 2020 or after) ➣ Retirement eligible if on the date of retirement, the officer is at least 55 years old and has at least 10 years of service

➣ Unvested awards continue to vest in full in accordance with their terms (subject to certain conditions)

➣ For a retirement in the year that an award is granted, the unvested portion of such award that is eligible to vest will be prorated based on the number of days in the year of grant during which the officer was employed

In order to receive retirement vesting, an officer must be retirement “eligible” on the date of retirement, as described in the table above; if not, all unvested awards are forfeited upon retirement. At December 31, 2020, of our NEOs, Messrs. Hall and Dawkins would have qualified for the additional vesting benefit upon retirement for their outstanding equity awards. Disability is defined in our current equity award agreements as total and permanent disability.

SARs remain exercisable through the earlier of the applicable expiration date or one year from termination in the case of death and disability, and through the expiration date in the case of retirement. Upon termination for any other reason, vested SARs remain exercisable through the earlier of the applicable expiration date or 90 days from the date of termination.

In the case of death, disability or retirement, unvested PSUs held by an officer that are eligible to vest will be earned, if at all, based upon achievement of the related performance metric upon certification by the Compensation Committee.

Potential Payments upon Termination or Change in Control

Certain Employment Agreements with Executive Officers above contains a detailed discussion of the payments and other benefits to which our CEO and other NEOs are entitled in the event of termination of employment or

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Compensation Tables and Narrative Disclosures

upon a Change In Control, and the amounts payable assuming termination under various circumstances at December 31, 2020 are set forth below. In each case, each NEO would also be entitled to receive accrued personal time off (PTO) and the balance in his or her deferred compensation plan account.

Mr. Hall, CEO

The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock underlying the equity awards that would vest, to Mr. Hall had his employment been terminated on December 31, 2020 (the “Termination Date”) as a result of (i) involuntary termination without cause and/or constructive termination; (ii) death, disability or retirement; or (iii) a Change In Control. See Outstanding Equity Awards At Fiscal Year End Table below for a list of Mr. Hall’s unvested equity awards at the end of 2020. Mr. Hall was eligible for retirement benefits at December 31, 2020.

Involuntary termination (severance benefits) (1)	Involuntary termination (continued vesting of equity awards) (2)	Total Involuntary termination (1), (2)	Death or disability (value of unvested equity awards) (3)	Retirement (value of unvested equity awards) (4)	Change in Control (severance benefits) (5)	Change in Control (acceleration of unvested equity awards) (6)	Total Change in Control (5), (6)
7,438,009	32,889,740	40,327,749	32,889,740	32,889,740	6,833,422	33,267,308	40,100,730

(1)

Represents the sum of (w) three times base salary in effect at Termination Date; (x) 300% of the average actual bonus paid for the prior three years (2017, 2018 and 2019); (y) earned but unpaid 2020 bonus; and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).

(2)

Represents (y) the fair market value using the closing price of our Common Stock on December 31, 2020 (the last NYSE trading day in 2020), or $160.19 (the “Year End Price”) of unvested PSUs that would have vested within 48 months following the Termination Date, plus (z) the spread between the Year End Price and the exercise price for all in-the-money SARs that would have vested within 48 months following the Termination Date, multiplied by the number of such SARs. Since Mr. Hall is retirement-eligible, his termination would be treated as a retirement for purpose of determining additional vesting of his PSUs and SARs and he would receive full vesting of his equity awards. 2020 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2021.

(3)

Represents (y) the fair market value using the Year End Price of all unvested PSUs, plus (z) the spread between the Year End Price and the exercise price for all in-the-money, unvested SARs, multiplied by the number of such SARs. 2020 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2021.

(4)

Represents (y) the fair market value using the Year End Price of all unvested PSUs, plus (z) the spread between the Year End Price and the exercise price for all in-the-money, unvested SARs, multiplied by the number of such SARs. 2020 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2021.

(5)

Represents the sum of (w) three times base salary in effect at Termination Date, (x) three times 2020 target bonus, (y) unpaid 2020 bonus, and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).

(6)

Represents (y) the fair market value using the Year End Price of all unvested PSUs on the Termination Date (at target in the case of unadjusted 2020 PSUs), plus (z) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.

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Compensation Tables and Narrative Disclosures

Other Named Executive Officers

The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to our NEOs (other than Mr. Hall) had their employment been terminated on December 31, 2020 (the “Termination Date”) as a result of (i) involuntary termination without cause and/or constructive termination; (ii) death or disability; (iii) retirement; or (iv) a Change In Control. Mr. Dawkins was eligible for retirement benefits at December 31, 2020. See Outstanding Equity Awards At Fiscal Year End Table below for a list of unvested equity awards held by each NEO at the end of 2020.

Named Executive Officer	Involuntary termination (severance benefits) (1)	Death or disability (value of unvested equity awards) (2)	Retirement (value of unvested equity awards) (3)	Value of unvested equity awards (Change In Control) (4)	Total Change In Control (1), (4)
Craig W. Safian	616,429	8,488,279	0	8,596,888	9,213,317
Alwyn Dawkins	511,429	5,548,623	3,807,394	5,614,141	6,125,570
Robin Kranich	511,049	5,548,623	0	5,614,141	6,125,190
Jules Kaufman	530,493	4,491,634	0	4,556,511	5,087,004

(1)

Represents 12 months’ base salary in effect on the Termination Date, plus the amount of health insurance premiums for the executive, his or her spouse and immediate family for 12 months (at premiums in effect on the Termination Date) payable in accordance with normal payroll practices.

(2)

Represents (x) the fair market value using the Year End Price ($160.19) of 100% of unvested PSUs, plus (y) the spread between the Year End Price and the exercise price of all in-the money unvested SARs, multiplied by the number of such SARs, plus (z) the fair market value using the Year End Price of all unvested RSUs. 2020 PSUs are adjusted based upon applicable performance metrics.

(3)

Messrs. Safian and Kaufman and Ms. Kranich were not eligible for retirement benefits on the Termination Date and would have forfeited all unvested equity had they retired on the Termination Date. Mr. Dawkins was retirement eligible on the Termination Date. Pursuant to the terms of the award agreements, he would have been entitled to an additional 12 months of vesting for his 2017, 2018 and 2019 equity awards and full continued vesting for his 2020 equity awards. Figures in the table represent (y) the fair market value using the Year End Price of all his unvested PSUs that would have been eligible to vest, plus (z) the spread between the Year End Price and the exercise price for all his unvested SARs that would have been eligible to vest, multiplied by the number of such SARs. 2020 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2021.

(4)

Represents (x) the fair market value using the Year End Price of all unvested PSUs and RSUs on the Termination Date (at target in the case of unadjusted 2020 PSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.

Outstanding Equity Awards at Fiscal Year-End Table

This table provides information on each option (including SARs) and stock (including restricted stock unites “RSUs” and PSUs) award held by each NEO at December 31, 2020. All performance criteria associated with these awards (except for the 2020 PSU award (see footnote 4)) were fully satisfied as of December 31, 2020,

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Compensation Tables and Narrative Disclosures

and the award is fixed. The market value of the stock awards is based on the closing price of our Common Stock on the NYSE on December 31, 2020 (the last business day of the year), which was $160.19. Upon exercise of, or release of restrictions on, these awards, the number of shares ultimately issued to each executive will be reduced by the number of shares withheld by Gartner for tax withholding purposes and/or as payment of the exercise price in the case of options and SARs.

	Option Awards				Stock Awards
Name Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Eugene A. Hall
(1), (5)	85,950	28,650	99.07	2/6/24	27,597	4,420,763	-	-
(2), (5)	54,658	54,658	114.26	2/8/25	41,049	6,575,639	-	-
(3), (5)	23,048	69,144	143.01	2/6/26	52,073	8,341,574	-	-
(4), (5)	-	89,264	154.31	2/5/27	-	-	94,274	15,101,752
(6)	-	-	-	-	2,523	404,159	-	-
Craig W. Safian
(5)	6,570	-	77.92	2/9/22	-	-	-	-
(5)	25,977	-	80.06	2/8/23	-	-	-	-
(1), (5)	16,784	5,594	99.07	2/6/24	5,388	863,104	-	-
(2), (5)	13,754	13,754	114.26	2/8/25	10,328	1,654,442	-	-
(3), (5)	6,549	19,647	143.01	2/6/26	14,796	2,370,171	-	-
(4), (5)	-	25,657	154.31	2/5/27	-	-	27,096	4,340,508
(7)	-	-	-	-	480	76,891	-	-
Alwyn Dawkins
(5)	21,675	-	80.06	2/8/23	-	-	-	-
(1), (5)	13,152	4,383	99.07	2/6/24	4,222	676,322	-	-
(2), (5)	9,480	9,478	114.26	2/8/25	7,118	1,140,232	-	-
(3), (5)	3,953	11,856	143.01	2/6/26	8,928	1,430,176	-	-
(4), (5)	-	15,484	154.31	2/5/27	-	-	16,352	2,619,427
(7)	-	-	-	-	373	59,751	-	-
Robin Kranich
(5)	10,837	-	80.06	2/8/23	-	-	-	-
(1), (5)	13,152	4,383	99.07	2/6/24	4,222	676,322	-	-
(2), (5)	9,480	9,478	114.26	2/8/25	7,118	1,140,232	-	-
(3), (5)	3,953	11,856	143.01	2/6/26	8,928	1,430,176	-	-
(4), (5)	-	15,484	154.31	2/5/27	-	-	16,352	2,619,427
(7)	-	-	-	-	373	59,751	-	-
Jules Kaufman
(2), (5)	8,362	8,360	114.26	2/8/25	6,278	1,005,673	-	-
(3), (5)	3,700	11,099	143.01	2/6/26	8,358	1,338,868	-	-
(4), (5)	-	15,340	154.31	2/5/27	-	-	16,200	2,595,078
(8)	-	-	-	-	1,558	249,576	-	-

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Compensation Tables and Narrative Disclosures

(1)	Vest 25% per year commencing 2/6/18.
(2)	Vest 25% per year commencing 2/8/19.
(3)	Vest 25% per year commencing 2/6/20.
(4)

Vests 25% per year commencing 2/5/21. The market value of the Stock Award is presented at maximum level (200%), and the amount ultimately awarded could range from 0% to 200% of the target award. After certification of the applicable performance metric in February 2021, the amount awarded on account of Stock Awards was adjusted to 95% of target. The actual number of PSUs awarded to the NEOs is reported in footnote (2) to the Grants of Plan-Based Awards Table.

(5)

The amounts shown under Option Awards represent SARs that will be stock-settled upon exercise; accordingly, the number of shares ultimately received upon exercise will be less than the number of SARs held by the executive and reported in this table.

(6)	Vest 25% per year commencing 2/6/18.
(7)	Vest 25% per year commencing 8/10/18.
(8)	Vest 25% per year commencing 8/30/18.

Option Exercises and Stock Vested Table

This table provides information for the NEOs for the aggregate number of SARs that were exercised, and stock awards that vested and released, during 2020 on an aggregate basis, and does not reflect shares withheld by the Company for exercise price or withholding taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Eugene A. Hall	145,703	9,896,148	96,376	14,786,237
Craig W. Safian	14,000	980,840	21,023	3,215,761
Alwyn Dawkins	18,855	1,509,531	15,351	2,347,125
Robin Kranich	5,419	284,877	15,351	2,347,125
Jules Kaufman	-	-	7,483	1,113,646

(1)	Represents the spread between (i) the market price of our Common Stock at exercise and (ii) the exercise price for all SARs exercised during the year, multiplied by the number of SARs exercised.

(2)	Represents PSUs and RSUs awarded in prior years as long-term incentive compensation released in 2020.

(3)	Represents the number of shares released multiplied by the market price of our Common Stock on the release date.

Non-Qualified Deferred Compensation Table

The Company maintains a Non-Qualified Deferred Compensation Plan for certain officers and key personnel whose grade profile was a 130 or higher in 2020, or those who have been previously grandfathered into the plan. This plan currently allows qualified U.S.-based employees to defer up to 50% of annual salary and/or up to 100% of annual bonus earned in a fiscal year. In addition, in 2020 the Company made a contribution to the account of each Named Executive Officer who deferred compensation equal to the amount of such executive’s contribution (not to exceed 4% of base salary and bonus), less $7,200. Deferred amounts are deemed invested in several independently-managed investment portfolios selected by the participant for purposes of determining the amount

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Compensation Tables and Narrative Disclosures

of earnings to be credited by the Company to that participant’s account. The Company may, but need not, acquire investments corresponding to the participants’ designations.

Upon termination of employment for any reason, all account balances will be distributed to the participant in a lump sum, except that a participant whose account balance is in excess of $25,000 may defer distributions for an additional year, and/or elect to receive the balance in 20, 40 or 60 quarterly instalments. In the event of an unforeseen emergency (which includes a sudden and unexpected illness or accident of the participant or a dependent, a loss of the participant’s property due to casualty or other extraordinary and unforeseeable circumstance beyond the participant’s control), the participant may request early payment of his or her account balance, subject to approval.

The following table provides information (in dollars) concerning contributions to the Deferred Compensation Plan in 2020 by the participating Named Executive Officers, the Company’s matching contributions, 2020 earnings, aggregate withdrawals and distributions and account balances at year-end:

Name	Executive Contributions in 2020 (2)	Company Contributions in 2020 (3)	Aggregate Earnings (loss) in 2020	Aggregate Withdrawals/ Distributions in 2020	Aggregate Balance at 12/31/20 (4)
Eugene A. Hall	72,870	65,670	58,705	(209,811)	503,850
Craig W. Safian	54,429	36,343	101,437	-	640,959
Alwyn Dawkins	40,308	28,723	44,386	(64,631)	275,234
Robin Kranich	44,904	28,723	157,788	-	1,174,479
Jules Kaufman	180,173	28,835	135,286	-	713,493

(1)

Contribution amounts in this table have been reflected in the Summary Compensation Table and prior years’ summary compensation tables, as applicable. Aggregate earnings are not reflected in the Summary Compensation Table and were not reflected in prior years’ summary compensation tables.

(2)	Executive Contributions are included in the “Base Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for the NEOs.

(3)

Company Contributions are included in the “All Other Compensation” column of the Summary Compensation Table, and in the “Company Match Under Non-qualified Deferred Compensation Plan” column of the Other Compensation Table for the NEOs.

(4)

Amounts reported in the Aggregate Balance column reflect the cumulative value of the NEOs’ deferral activities, including executive contributions, company contributions, withdrawals and investment earnings thereon as of December 31, 2020.

Pay Ratio

The 2020 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2020, other than our CEO, Mr. Hall, was $120,511; Mr. Hall’s 2020 annual total compensation was $12,595,105 and the ratio of these amounts was 1-to-105.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2021 Proxy Statement |	44

Compensation Tables and Narrative Disclosures

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, and the methodology described herein. For these purposes, we identified the median compensated employee using the base salary determined as of December 31, 2020 and target cash incentives for the 2020 performance year, which amounts were annualized for any employee who did not work for the entire year. We considered all of our worldwide associates when examining the pay ratio. Based on our consistently applied compensation measure, we identified a group of 10 associates within 0.1% of the median amount and calculated annual total compensation in accordance with Summary Compensation Table requirements for these associates to identify our median compensated employee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020 regarding the number of shares of our Common Stock that may be issued upon exercise of outstanding options, stock appreciation rights and other rights (including restricted stock units, performance stock units and common stock equivalents) awarded under our equity compensation plans (and, where applicable, related weighted average exercise price information), as well as shares available for future issuance under our equity compensation plans. All equity plans with outstanding awards or available shares have been approved by our stockholders.

	Column A	Column B	Column C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (1)	Weighted Average Exercise Price of Outstanding Options and Rights ($) (1)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding shares in Column A)(2)
2003 Long - Term Incentive Plan	108,005	-	-
2014 Long – Term Incentive Plan	1,458,818	123.59	5,180,440
2011 Employee Stock Purchase Plan	-	-	414,663
Total (3)	1,566,823	123.59	5,595,103

(1)

Includes 239,677 SARs, 1,213,606 PSUs and RSUs, and 113,540 CSEs. Because there is no exercise price associated with PSUs, RSUs or CSEs, these stock awards are not included in the weighted-average exercise price calculation presented in column B. For SARs, includes the number of shares of Common Stock that would be issuable based on the difference between the closing price of our Common Stock on December 31, 2020 ($160.19) and the exercise price of in-the-money SARs as of that date. With respect to PSUs, after certification of the applicable performance metric in February 2021, the amount awarded on account of PSUs was adjusted to 95% of target. The number of PSUs outstanding in the above table include 2020 PSUs at 95% payout.

(2)

With respect to SARs, includes the number of shares of Common Stock that would be withheld for the exercise price of in-the-money SARs based on the closing price of our Common Stock on December 31, 2020 ($160.19).

(3)

In addition, the Company has outstanding equity compensation awards that the Company assumed in the acquisition of CEB, Inc. (“CEB”). These awards were granted by CEB under its 2012 Stock Incentive Plan (the “CEB Plan”) in the period between 2012 to the closing of the acquisition by the Company and were converted into an adjusted number of Company shares. As of December 31, 2020, there were a total of 22,375 Company shares subject to assumed CEB restricted stock units. No additional restricted stock units, options or other awards have been granted under the CEB Plan since the closing of the acquisition and no new awards will be granted in the future under that plan.

2021 Proxy Statement |	45

PROPOSAL TWO:

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to stockholder vote to approve the compensation of our NEOs. The stockholder vote on this resolution is advisory only. However, the Compensation Committee and the Board will consider the voting results when making future executive compensation decisions.

The text of the resolution in respect of Proposal No. 2 is as follows:

Resolved, that the compensation of Gartner’s Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

In considering your vote, stockholders may wish to review with care the information on Gartner’s compensation policies and decisions regarding the NEOs presented in the CD&A on pages 18-31, including, in particular, the information concerning Company performance included in the Executive Summary on pages 18-20 and highlights of our Compensation Practices on pages 20-21.

In particular, stockholders should note that the Compensation Committee bases its executive compensation decisions on the following:

➣	the need to attract, motivate and retain highly talented, creative and entrepreneurial individuals in a highly competitive industry and marketplace;
➣

the need to motivate our executives to maximize the performance of our Company through pay-for-performance compensation components which have led executives to deliver outstanding performance for the past several years;

➣	comparability to the practices of peers in our industry and other comparable companies generally based upon available benchmarking data; and
➣	the alignment of our executive compensation programs with stockholder value through heavily weighted performance-based compensation elements.

As noted in the Executive Summary commencing on page 18, 2020 was a year of strong performance for Gartner despite challenges caused by the COVID-19 pandemic. We believe this strong performance is largely a result of the agility, focus and skill of our executive leadership team. The Board believes that Gartner’s executive compensation program has a proven record of effectively driving superior levels of financial performance, stockholder value, alignment of pay with performance, high ethical standards and attraction and retention of highly talented executives.

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR the foregoing resolution to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

2021 Proxy Statement |	46

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the 2021 fiscal year. Additional information concerning the Audit Committee and its activities with KPMG can be found in the Audit Committee Report and the Principal Accountant Fees and Services below.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Ratification by the stockholders of the appointment of KPMG is not required by law, the Company’s bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG for stockholder ratification to ascertain stockholders’ views on the matter. Representatives of KPMG will attend the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by KPMG for the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting during the years ended December 31, 2020 and 2019, and fees for other services rendered by KPMG during those periods:

Types of Fees	2019 ($)	2020 ($)
Audit Fees	5,724,000	5,689,000
Audit-Related Fees	36,000	323,000
Tax Fees	1,186,000	1,456,000
All Other Fees	-	-
Total Fees	6,946,000	7,468,000

Audit Fees

Audit fees relate to professional services rendered by KPMG for the audit of the Company’s annual consolidated financial statements contained in its Annual Report on Form 10-K, audit of internal controls over financial reporting as of December 31, 2020, and the review of the Company’s quarterly financial statements contained in its Quarterly Reports on Form 10-Q, as well as work performed in connection with statutory and regulatory filings. The amounts noted above include reimbursement for direct out-of-pocket travel and other sundry expenses.

Audit-Related Fees

Audit-related fees consist of fees for assurance and audit-related services performed for the Company or its subsidiaries but not directly related to the audits. Audit-Related fees include attestation or agreed upon procedures related to certain statutory requirements or local reporting requirements. The year-over-year increase in Audit-Related fees was largely due to the Company’s debt offerings in 2020.

Tax Fees

Tax fees relate to professional services rendered by KPMG for permissible tax compliance in international and domestic locations, tax planning, and routine tax advice.

2021 Proxy Statement |	47

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

All Other Fees

This category of fees covers all fees for any permissible service not included in the above categories.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by KPMG. These services may include domestic and international audit services, audit-related services, tax services and other services. At the beginning of each fiscal year, the Audit Committee pre-approves aggregate fee limits for specific types of permissible services (e.g., domestic and international tax compliance and tax planning services; transfer pricing services, audit-related services and other permissible services) to allow management to engage KPMG expeditiously as needed when projects arise. At each regular quarterly meeting, KPMG and management report to the Audit Committee regarding the services for which the Company has engaged KPMG in the immediately preceding fiscal quarter in accordance with the pre-approved limits, and the related fees for such services as well as year-to-date cumulative fees for KPMG services. Pre-approved limits may be adjusted as necessary during the year, and the Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by KPMG in 2020 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

Pursuant to its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has reviewed and discussed with management and with KPMG Gartner’s audited consolidated financial statements for the year ended December 31, 2020. The Audit Committee has discussed with KPMG the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG that firm’s independence.

Based on the review and discussions noted above, as well as discussions regarding Gartner’s internal control over financial reporting and discussions with Gartner’s Internal Audit function, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2020 be included in Gartner’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Richard J. Bressler

Karen E. Dykstra

James C. Smith

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.

2021 Proxy Statement |	48

PROPOSAL FOUR:

APPROVAL OF THE AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN

The Gartner, Inc. 2011 Employee Stock Purchase Plan (the “Original ESPP”) was originally adopted in 2011 and authorized the sale of up to an aggregate 1,417,755 shares of our Common Stock. The Board has adopted an amendment and restatement of the Original ESPP (the “Amended and Restated ESPP”), subject to approval from stockholders at the Annual Meeting, to increase by three (3) million the number of shares of Common Stock reserved for issuance under the Original ESPP, to extend the termination date thereof to September 1, 2031, and to make certain other clarifying and administrative updates.

The Original ESPP will expire in September 2021. If the stockholders approve the Amended and Restated ESPP, it will replace the Original ESPP as of the offering period beginning on September 1, 2021, and no further offerings would occur under the Original ESPP. As amended and restated, the shares of Common Stock available for issuance under the Original ESPP will increase by three (3) million shares of Common Stock. The Board has determined that it is in the best interests of the Company and its stockholders to amend and restate the Original ESPP and is asking the Company’s stockholders to approve the Amended and Restated ESPP.

As of April 1, 2021, there were approximately 383,169 shares of Common Stock remaining available for future issuance under the Original ESPP, which would result in an overall reserve under the Amended and Restated ESPP of 3,383,169 shares of Common Stock. Assuming stockholders approve this proposal, the Company will file a Registration Statement on Form S-8 to register the additional shares of Common Stock available for issuance under the Amended and Restated ESPP under the Securities Act of 1933, as amended.

We believe that the Original ESPP is an important tool that helps us compete for talent in the labor markets in which we operate. We also believe the Original ESPP plays a critical role in rewarding and incentivizing current employees, encouraging them to own stock and aligning their interests with the interests of our stockholders. If our stockholders do not approve this proposal, and the Original ESPP expires without replacement, we believe our ability to attract and retain talent could be negatively affected, making recruiting and retention more difficult.

Since our executive officers are permitted to participate in the Original ESPP and would be permitted to participate in the Amended and Restated ESPP, they have an interest in this proposal.

PLAN SUMMARY

The following is a summary of the principal features of the Amended and Restated ESPP and its operation. The summary is qualified in its entirety by reference to the ESPP as set forth in Appendix A.

Purpose of the Plan

The purpose of the Amended and Restated ESPP is to provide all of our employees and all of the employees of our subsidiaries designated by our Board (collectively, “Participating Companies”) with an opportunity to purchase our Common Stock through payroll deductions. The Amended and Restated ESPP is intended to benefit both employees and stockholders. The Amended and Restated ESPP gives employees the opportunity to purchase stock at a favorable price and we believe this will assist us in attracting, motivating and retaining valued employees. We believe that stockholders will benefit from the interest of the participating employees in our profitability and that we will benefit from the periodic investments of equity capital provided by participants in the Amended and Restated ESPP.

2021 Proxy Statement |	49

Proposal Four: Approval of the Amended and Restated 2011 Employee Stock Purchase Plan

Administration of the Amended and Restated ESPP

The Amended and Restated ESPP will be administered by the Board or a committee of the Board (in either case, the “Administrator”). The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the Amended and Restated ESPP, to designate separate offerings under the Amended and Restated ESPP, to determine eligibility, to adjudicate all disputed claims filed under the ESPP and to establish such procedures it deems necessary for the administration of the ESPP. Subject to the provisions of the ESPP, every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

Shares Subject to the Amended and Restated ESPP

The number of shares of our Common Stock which will be offered under the Amended and Restated ESPP (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and the like) shall be the sum of (i) three (3) million, plus (ii) the number of shares of Common Stock that were authorized for future issuance but unissued under the Original ESPP as of the effective date of the Amended and Restated ESPP. As of April 1, 2021, there were approximately 383,169 shares of Common Stock remaining available for future issuance under the Original ESPP, which would result in an overall reserve under the Amended and Restated ESPP of 3,383,169 shares of Common Stock. The actual reserve of shares of Common Stock under the Amended and Restated ESPP will reflect incremental changes in the shares of Common Stock remaining available under the Original ESPP to reflect issuances following such date through the effective date of the Amended and Restated ESPP.

Eligibility

Each employee (including executive officers) of the Participating Companies on the first day of each Offering Period will be eligible to participate in an offering under the Amended and Restated ESPP, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), and subject to limitations on stock ownership set forth in the Amended and Restated ESPP. Directors who are not employees are not eligible to participate in the Amended and Restated ESPP. As of April 1, 2021, there were approximately 14,971 employees eligible to participate in the Amended and Restated ESPP (including 13 executive officers).

Offering Periods

There are four Offering Periods each year, and each Offering Period under the ESPP extends for a period of three months. The Administrator may, in advance of the scheduled beginning of an Offering Period, change the duration, commencement and termination of the Offering Period and may implement overlapping offering periods.

Participation in an Offering/Grant of Purchase Right

To participate in the Amended and Restated ESPP, an eligible employee must complete paperwork signing up for the Amended and Restated ESPP and authorizing payroll deductions of between 1% and 10% of that participant’s compensation (regular salary, payment for overtime, shift premium, incentive compensation, bonuses and commissions). A participant may not purchase shares under the Amended and Restated ESPP at a rate per calendar year in excess of $25,000 (based on the market price on the first day of an Offering Period). Once an employee becomes a participant in the Amended and Restated ESPP, the employee will automatically participate in each successive Offering Period until the employee withdraws from the Amended and Restated ESPP or the employee’s employment terminates. At the beginning of each Offering Period, each participant is granted a purchase right to purchase shares of our Common Stock. The purchase right is exercised automatically at the end of each Offering Period to the extent of the payroll deductions accumulated during the Offering Period. An employee’s participation in the Amended and Restated ESPP shall be subject to all applicable Company policies that may be in effect from time to time, including, without limitation, our insider trading policy.

Purchase Price

The purchase price for the stock purchased under the Amended and Restated ESPP is 95% of the fair market value of our Common Stock on the last day of the Offering Period. Generally, the fair market value of our

2021 Proxy Statement |	50

Proposal Four: Approval of the Amended and Restated 2011 Employee Stock Purchase Plan

Common Stock on a given date is the closing price of our Common Stock as reported by the NYSE. On April 1, 2021, the price of our Common Stock was $187.27. The Administrator may, in its discretion, later determine that the purchase price will equal a different percentage of fair market value. However, in no event shall the purchase price be less than 85% of the lower of (i) the closing price on the first day of the Offering Period, or (ii) the closing price on the last day of the Offering Period.

Shares Purchased

The number of shares of our Common Stock a participant purchases in an Offering Period is determined by dividing the amount of payroll deductions withheld from the participant’s compensation during that Offering Period by the purchase price. Only whole shares may be purchased. Any remaining cash representing fractional shares will be returned as a refund on the next available payroll.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to remain continuously employed for at least 20 hours per week during the applicable Offering Period, cancels his or her purchase right and participation in the Amended and Restated ESPP. Upon cancellation, the payroll deductions credited to the participant’s account will be returned or, in the case of death, given to the persons entitled to the sums as provided in the Amended and Restated ESPP, in each case without interest.

Withdrawal

A participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. If a participant withdraws from a particular Offering Period, that participant may not participate again in the same Offering Period.

Changes in Capitalization

If any change is made in our capitalization during an Offering Period, such as a stock split, stock combination or stock dividend, which results in an increase or decrease in the number of shares of our Common Stock outstanding without receipt of consideration by us, appropriate adjustment will be made in the purchase price and in the number of shares subject to purchase rights under the Amended and Restated ESPP.

Dissolution or Liquidation

In the event of dissolution or liquidation, the offering period will be shortened by setting a new purchase date and will terminate immediately prior to the completion of the dissolution or liquidation, unless provided otherwise by the Administrator. The new purchase date will be prior to the dissolution or liquidation.

Merger or Asset Sale

In the event of a merger or asset sale (as defined in the Amended and Restated ESPP), then the surviving corporation or its parent or subsidiary may assume outstanding rights under the Amended and Restated ESPP or substitute similar rights. If no surviving corporation assumes outstanding rights or substitutes similar rights, the Administrator will shorten the offering with respect to which such right relates by setting a new purchase date on which such offering will end. The new purchase date will be prior to the transaction. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing or electronically prior to the date of the merger or Change in Control, that the purchase date has been changed to the new purchase date and that the right will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering.

2021 Proxy Statement |	51

Proposal Four: Approval of the Amended and Restated 2011 Employee Stock Purchase Plan

Amendment and Termination of the Amended and Restated ESPP

The Administrator may terminate or amend the Amended and Restated ESPP at any time and for any reason, except that the Administrator may not (i) increase the number of shares of our Common Stock available for sale under the Amended and Restated ESPP or (ii) materially modify the eligibility for participation in the Amended and Restated ESPP without the approval of our stockholders. The Amended and Restated ESPP will continue in effect for a term of ten years and, unless terminated sooner, automatically terminate on September 1, 2031. Termination of the Amended and Restated ESPP will not affect purchase rights previously granted, except in the case of an acquisition of the Company.

Material U.S. Federal Income Tax Consequences

The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the Amended and Restated ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside.

The Amended and Restated ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Amended and Restated ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than 2 years from the first day of the applicable offering and 1 year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE AMENDED AND RESTATED ESPP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.

2021 Proxy Statement |	52

Proposal Four: Approval of the Amended and Restated 2011 Employee Stock Purchase Plan

NEW PLAN BENEFITS

Participation in the Amended and Restated ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions or other contributions. Accordingly, future purchases under the Amended and Restated ESPP are not determinable. Non-employee directors are not eligible to participate in the Amended and Restated ESPP. As of April 1, 2021, the closing price of our Common Stock was $187.27 per share. For illustrative purposes, the following table sets forth the number of shares purchased under the Original ESPP.

Name of Individual or Group	Dollar Value ($)(1)	Number of Shares (#)
Eugene A. Hall	223,634.96	2,835
Craig W. Safian	104,771.00	1,144
Alwyn Dawkins	223,634.96	2,835
Robin Kranich	117,959.67	1,005
Jules Kaufman	70,341.03	518
All executive officers, as a group	740,341.62	8,337
All directors who are not executive officers, as a group	0	0
All employees who are not executive officers, as a group	97,883,084.17	982,124

(1)

Dollar values are calculated using the purchase price of the shares on the date of each purchase and aggregating the amounts. The purchase price on a given date is 95% of the fair market value of our Common Stock on the last day of the Offering Period unless otherwise determined by the Administrator (as discussed above).

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR

approval of the Amended and Restated 2011 Employee Stock Purchase Plan.

2021 Proxy Statement |	53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on our review of information on file with the SEC and our stock records, the following table provides certain information about beneficial ownership of shares of our Common Stock as of April 8, 2021 (including shares that will release or are or will become exercisable within 60 days following April 8, 2021) held by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent (5%) of our Common Stock; (ii) each of our directors; (iii) each NEO; and (iv) all directors, NEOs and other current executive officers as a group. Percentage computations are based on 86,964,523 shares of Common Stock outstanding on April 8, 2021. Unless otherwise indicated, the address for those listed below is c/o Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06904. The amounts shown do not include CSEs that release upon termination of service as a director, or deferred RSUs that will not release within 60 days. Since all stock appreciation rights (SARs) are stock-settled (i.e., shares are withheld for the payment of exercise price and taxes), the number of shares ultimately issued upon settlement will be less than the number of SARs exercised. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table directly own, and have sole voting and investment power with respect to, all shares of Common Stock shown as beneficially owned by them. To the Company’s knowledge, none of these shares has been pledged.

Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Peter E. Bisson	1,743	*
Richard J. Bressler (1)	29,317	*
Raul E. Cesan (2)	101,417	*
Karen E. Dykstra (1)	18,690	*
Anne Sutherland Fuchs	21,640	*
William O. Grabe (3)	49,656	*
Stephen G. Pagliuca	62,384	*
Eileen M. Serra	999	*
James C. Smith (4)	917,265	1.1
Eugene A. Hall (5)	1,462,669	1.7
Craig W. Safian (6)	144,251	*
Alwyn Dawkins (7)	112,775	*
Robin Kranich (8)(9)	57,764	*
Jules Kaufman (10)	35,128	*
All current directors, NEOs and other executive officers as a group (22 persons) (11)	3,147,136	3.6
The Vanguard Group, Inc. (12) 100 Vanguard Blvd., Malvern, PA 19355	9,376,324	10.8
Polen Capital Management, LLC (13) 1825 NW Corporate Blvd., Suite 300, Boca Raton, FL 33431	6,236,085	7.2
Blackrock, Inc. (14) 55 East 52nd Street, New York, NY 10055	5,904,315	6.8
Baron Capital Group, Inc. (15) 767 Fifth Avenue, New York, NY 10153	5,678,435	6.5
Generation Investment Management LLP 20 Air Street London XO W1B 5AN (16)	5,418,144	6.2

*	Less than 1%

2021 Proxy Statement |	54

Security Ownership of Certain Beneficial Owners and Management

(1)	Includes 2,267 RSU shares that will release within 60 days.

(2)	Includes 30,000 shares held by a family foundation as to which Mr. Cesan may be deemed a beneficial owner.

(3)	Includes 47,957 shares held by two grantor retained annuity trusts (GRATs). These shares are held in trust for the benefit of Mr. Grabe and his children. Mr. Grabe is the Trustee of the GRATs.

(4)	Includes 211,900 shares held by a family foundation as to which Mr. Smith may be deemed a beneficial owner.

(5)	Includes 264,999 vested and exercisable stock appreciation rights (“SARs”).

(6)	Includes 88,499 vested and exercisable SARs.

(7)	Includes 65,205 vested and exercisable SARs.

(8)	Includes 49,367 vested and exercisable SARs.

(9)	Includes 40 shares as to which Ms. Kranich may be deemed to share voting and investment power. Ms. Kranich disclaims beneficial ownership of such shares.

(10)	Includes 23,777 vested and exercisable SARs.

(11)	Includes 4,740 RSUs shares that will release within 60 days, and 582,948 vested and exercisable SARs.

(12)

Beneficial ownership information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021. The Vanguard Group has shared voting power over 154,319 shares, sole dispositive power over 8,978,979 shares and shared dispositive power over 397,345 shares.

(13)

Beneficial ownership information is based on a Schedule 13G/A filed by Polen Capital Management, LLC with the SEC on February 11, 2021. Polen Capital Management, LLC has sole voting power and sole dispositive power with respect to all of the shares.

(14)

Beneficial ownership information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2021. BlackRock, Inc. has sole voting power over 5,213,316 shares and sole dispositive power over 5,904,315 shares.

(15)

Beneficial ownership information is based on a Schedule 13G/A filed by Baron Capital Group, Inc., BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., Baron Capital Management, Inc., a subsidiary of Baron Capital Group, Inc., and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., with the SEC on February 12, 2021. BAMCO, Inc. has shared voting power of 5,288,802 shares and shared dispositive power of 5,416,802 shares. Baron Capital Group, Inc. has shared voting power of 5,550,435 shares and shared dispositive power of 5,678,435 shares. Baron Capital Management, Inc. has shared voting power and shared dispositive power of 261,633 shares. Mr. Baron has shared voting power of 5,550,435 shares and shared dispositive power of 5,678,435 shares.

(16)

Beneficial ownership information is based on a Schedule 13G/A filed by Generation Investment Management LLP; Generation Investment Management US LLP; Generation IM Fund plc; and Generation IM Global Equity Fund LLC on February 16, 2021. Generation Investment Management LLP has sole voting power and sole dispositive power over 39,537 shares and shared voting power and shared dispositive power over 5,378,607 shares. Generation Investment Management US LLP has shared voting power and shared dispositive power over 2,640,542 shares. Generation IM Fund plc has shared voting power and shared dispositive power over 1,606,242 shares. Generation IM Global Equity Fund LLC has shared voting power and shared dispositive power over 1,372,316 shares.

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TRANSACTIONS WITH RELATED PERSONS

Gartner provides products and services to over 14,000 enterprises in more than 100 countries. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of research or consulting services with entities in which one of our directors, executive officers or a greater than 5% owner of our stock, or immediate family member of any of them, may also be a director, executive officer, partner or investor, or have some other direct or indirect interest. We will refer to these transactions generally as related party transactions.

Our Governance Committee reviews all related party transactions to determine whether any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, has a material direct or indirect interest, or whether the independence from management of our directors may be compromised as a result of the relationship or transaction. Our Board Principles and Practices, which are posted on https://investor.gartner.com, require directors to disclose all actual or potential conflicts of interest regarding a matter being considered by the Board or any of its committees and to excuse themselves from that portion of the Board or committee meeting at which the matter is addressed to permit independent discussion. Additionally, the member with the conflict must abstain from voting on any such matter. The Governance Committee is charged with resolving any conflict of interest issues brought to its attention and has the power to request the Board to take appropriate action, up to and including requesting the involved director to resign. Our Audit Committee and/or Board reviews and approves all material related party transactions involving our directors in accordance with applicable provisions of Delaware law and with the advice of counsel, if deemed necessary.

The Company maintains a written conflict of interest policy which is posted on our intranet and prohibits all Gartner employees, including our executive officers, from engaging in any personal, business or professional activity which conflicts with or appears to conflict with their employment responsibilities and from maintaining financial interests in entities that could create an appearance of impropriety in their dealings with the Company. Additionally, the policy prohibits all Gartner employees from entering into agreements on behalf of Gartner with any outside entity if the employee knows that the entity is a related party to a Gartner employee; i.e., that the contract would confer a financial benefit, either directly or indirectly, on a Gartner employee or his or her relatives. All potential conflicts of interest and related party transactions involving Gartner employees must be reported to, and pre-approved by, the General Counsel.

Since January 1, 2020, there were no related party transactions in which any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, had or will have a direct or indirect material interest.

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PROXY AND VOTING INFORMATION

Information Concerning Proxy Materials and the Voting of Proxies

How can I participate in the 2021 Annual Shareholders’ Meeting?

To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/IT2021. Online check-in will be available approximately 15 minutes before the meeting starts. Stockholders of record as of the close of business on April 8, 2021, the Record Date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the Record Date during the Annual Meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/IT2021, enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”), and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.

Stockholders may submit questions during the Annual Meeting. Questions may be submitted during the Annual Meeting at www.virtualshareholdermeeting.com/IT2021. The company will try to answer as many questions as possible during the time scheduled. Additional information regarding the question and answer process, including the types and number of questions permitted, and the time allotted for the question and answer session, will be available in the Annual Meeting rules of conduct and procedures, which will be posted at the virtual Annual Meeting website during the Annual Meeting.

Why is it Important to Vote?

Voting your shares is important to ensure that you have a say in the governance of the Company. Additionally, repeated failure to vote may subject your shares to risk of escheatment. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the future of Gartner.

Why Did You Receive a Notice Regarding Availability of Proxy Materials?

The Securities and Exchange Commission (“SEC”) rules allow companies to furnish proxy materials to their stockholders via the Internet. This “e-proxy” process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs and reducing the environmental impact of our annual meeting. Accordingly, on April 19, 2021, we mailed to our stockholders (other than those who previously have requested printed proxy materials) a Notice. If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access our proxy materials for the Annual Meeting on a website, how to request a printed copy of the proxy materials and how to vote your shares. We will mail printed copies of our proxy materials to those stockholders who have already elected to receive printed proxy materials.

If Your Shares Are Held in “Street Name,” How Are Your Shares Voted?

If you are the beneficial owner of shares (meaning that your shares are held in the name of a bank, brokerage or other nominee; i.e., “street name” accounts), you may receive a Notice from that firm containing instructions you must follow in order for your shares to be voted. Additionally, under applicable New York Stock Exchange (“NYSE”) rules relating to the discretionary voting of proxies, banks, brokers and other nominees are not permitted to vote shares with respect to “non-routine” matters, such as the election of directors and the say on pay proposal presented this year without instructions from the beneficial owner, except they are able to vote without instructions on “routine” matters, such as the ratification of the appointment of an independent registered public accounting firm. Therefore, beneficial holders are advised that, if they do not timely provide instructions to

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Proxy and Voting Information

their bank, broker or other nominee, their shares will not be voted in connection with Proposals One, Two and Four, but may be voted in connection with Proposal Three. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

If You Are the Holder of Record of Your Shares, How Are Your Shares Voted?

If you are the holder of record of your shares, you will either receive a Notice or printed proxy materials if you have already elected to receive printed materials. The Notice will contain instructions you must follow to vote your shares. If you received proxy materials in paper form, the materials include a proxy card instructing the holder of record how to vote the shares.

How Can You Get Electronic Access to Proxy Materials?

The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting online. Additionally, proxy materials are available on www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number(s) located on your Notice to access the proxy materials online.

How Can You Request Paper or Email Copies of Proxy Materials?

If you received a Notice by mail, you will not receive a printed copy of the proxy materials. If you want to receive paper or email copies of the proxy materials, you must request them. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before May 21, 2021. To request paper or email copies, stockholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. Please note that if you request materials by email, send a blank email with your control number(s) (located on your Notice) in the subject line.

How Can You Sign Up to Receive Future Proxy Materials Electronically?

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail printed materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions below under How Can You Vote to vote using the Internet and vote your shares. After submitting your vote, follow the prompts to sign up for electronic delivery.

What is “Householding”?

We have adopted “householding” procedures that allow us to deliver proxy materials more cost-effectively. If you are a beneficial owner of shares and you and other residents at your mailing address share the same last name and also own shares of common stock in an account at the same bank, brokerage, or other nominee, your nominee delivered a single Notice or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Stockholders participating in householding continue to receive separate proxy cards and control numbers for voting electronically.

We will deliver promptly a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy was delivered. A stockholder who received a single Notice or set of proxy materials to a shared address may request a separate copy of the Notice or proxy materials be sent to him or her by contacting in writing to Broadridge Financial Solutions, Inc. (“Broadridge”), Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or calling 1-866-540-7095. If you would like to opt out of householding for future deliveries of proxy materials, please contact your broker, bank or other nominee.

Beneficial owners of shares who share an address and receive multiple copies of the proxy materials but want to receive only a single copy of these materials in the future should contact their bank, brokerage or other nominee and make this request.

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Proxy and Voting Information

Who Can Vote at the Annual Meeting?

Only stockholders of record at the close of business on April 8, 2021 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 86,964,523 shares of Common Stock outstanding and eligible to be voted. This amount does not include treasury shares which are not voted.

How Can You Vote?

You may vote using one of the following methods:

➣ Internet

You may vote on the Internet up until 11:59 PM Eastern Time on June 2, 2021 by going to the website for Internet voting on the Notice or your proxy card (www.proxyvote.com) and following the instructions on your screen. Have your Notice or proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.

➣ Telephone

You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day and up until 11:59 PM Eastern Time on June 2, 2021, and following pre-recorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card.

➣ Mail

If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, N.Y. 11717.

➣ At the meeting	You may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/IT2021 and using your control number.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted for each proposal as our Board recommends.

How to Revoke Your Proxy or Change Your Vote

A later vote by any means will cancel an earlier vote. You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by giving written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212; or submitting another timely proxy by the Internet, telephone or mail; or attending the Annual Meeting. If there is a physical meeting in Stamford, Connecticut and your shares are held in the name of a bank, broker or other holder of record, to vote at the Annual Meeting you must obtain a proxy executed in your favor from your bank, broker or other holder of record and bring it to the Annual Meeting in order to vote. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

How Many Votes You Have

Each stockholder has one vote for each share of our Common Stock owned on the Record Date for all matters being voted on.

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Proxy and Voting Information

Quorum

A quorum is constituted by the presence, in person or by proxy, of holders of our Common Stock representing a majority of the number of shares of Common Stock entitled to vote. Abstentions and broker non-votes (described above) will be considered present to determine a quorum.

Votes Required

Proposal One: Each nominee must receive more “FOR” votes than “AGAINST” votes to be elected. Abstentions and broker non-votes will have no effect on the outcome of the election. Any nominee who fails to achieve this threshold must tender his or her resignation from the Board pursuant to the Company’s majority vote standard.

Proposals Two, Three and Four: The affirmative “FOR” vote of a majority of the votes of shares of Common Stock present in person or represented by proxy is required to approve Proposal Two—the advisory (non-binding) approval of the Company’s executive compensation; Proposal Three—the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and Proposal Four—the approval of the Amended and Restated 2011 Employee Stock Purchase Plan. For Proposals Two, Three and Four, abstentions have the same effect as “AGAINST” votes. Broker non-votes, if any, will have no effect on the outcome of these matters.

If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote on those matters for you. If for any reason any of the nominees is not available as a candidate for director at the Annual Meeting, the persons named as proxies will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors. As of the date of this Proxy Statement, we were unaware of any other matter to be raised at the Annual Meeting.

What Are the Recommendations of the Board?

The Board of Directors recommends that you vote:

✓ FOR	Election of each of the ten nominees to our Board of Directors

✓ FOR	Approval, on an advisory basis, of the compensation of our named executive officers

✓ FOR	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2021 fiscal year

✓ FOR	Approval of the Amended and Restated 2011 Employee Stock Purchase Plan

Who Is Distributing Proxy Materials and Bearing the Cost of the Solicitation?

This solicitation of proxies is being made by the Board of Directors and we will bear the entire cost of this solicitation, including costs associated with mailing the Notice and related Internet access to proxy materials, the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation material that we may provide to stockholders. Gartner will request brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others to solicit proxies from these persons and will pay the costs associated with such activities. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic mail and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services. We have also retained Georgeson LLC to assist with the solicitation of proxies at an anticipated cost of $8,000, which will be paid by the Company.

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Proxy and Voting Information

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Form 8-K that will be filed with the SEC within four business days after the Annual Meeting, which will also be available on our investor relations website – https://investor.gartner.com.

Who Can Answer Your Questions?

If you have questions about this Proxy Statement or the Annual Meeting, please call our Investor Relations Department at (203) 316-6537.

Stockholder Communications

Stockholders and other interested parties may communicate with any of our directors by writing to them c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. 10212, Stamford, CT 06904-2212. All communications other than those which on their face are suspicious, inappropriate or illegible will be delivered to the director to whom they are addressed.

Available Information

Our website address is www.gartner.com. The investor relations section of our website is located at https://investor.gartner.com and contains, under the “Governance Documents” link, which can be found on the “Governance” tab, current electronic printable copies of our:

➣	CEO & CFO Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer, controller and other financial managers
➣	Code of Conduct, which applies to all Gartner officers, directors and employees
➣	Principles and Practices of the Board of Directors, the corporate governance principles that have been adopted by our Board
➣	Audit Committee Charter
➣	Compensation Committee Charter
➣	Governance/Nominating Committee Charter

This information is also available in print to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.

Process for Submission of Stockholder Proposals for our 2022 Annual Meeting

The Company has adopted advance notice requirements related to stockholder business, including director nominations. These requirements are contained in our Bylaws, which can be found at https://investor.gartner.com, under the “Governance Documents” link, which can be found on the “Governance” tab and are summarized below. This summary is qualified by reference to the full Bylaw provision.

If you are a stockholder of record and you want to nominate a director or introduce a proposal on other business at the 2022 Annual Meeting without having it included in our proxy materials, you must deliver written notice no earlier than the close of business on February 3, 2022 and no later than 5:00 p.m. Eastern Time on March 5, 2022; provided, however, that if the date of the 2022 Annual Meeting is more than 30 days before or after the anniversary date of this year’s Annual Meeting, then you must deliver your written notice no earlier than the close of business 120 days prior to the 2022 Annual Meeting and no later than the close of business 90 days prior to the 2022 Annual Meeting or the 10th day after the Company publicly announces the date of the 2022 Annual Meeting. The notice of such nomination or proposal must comply with the Bylaws.

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Proxy and Voting Information

If you do not comply with all of the provisions of our advance notice requirements, then your proposal may not be brought before the 2022 Annual Meeting. All stockholder notices should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.

Additionally, if you want to make a proposal for consideration at next year’s Annual Meeting and have it included in our proxy materials for that meeting, we must receive your proposal no later than the close of business on December 20, 2021, and it must comply with the requirements of Exchange Act Rule 14a-8. All stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 10-K”) has been filed with the Securities and Exchange Commission and is available at www.sec.gov. You may also obtain a copy at https://investor.gartner.com. A copy of the 2020 10-K is also contained in our 2020 Annual Report to Stockholders, which accompanies this Proxy Statement. A copy of the 2020 10-K will be mailed, without charge, to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.

By Order of the Board of Directors

Jules Kaufman

Secretary

Stamford, Connecticut

April 19, 2021

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APPENDIX A

GARTNER, INC.

2011 EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated as of September 1, 2021

The following constitute the provisions of the 2011 Employee Stock Purchase Plan of Gartner, Inc.

1.	PURPOSE.

The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, although the Company makes no undertaking or representation to maintain such qualification. The provisions of the Plan shall be construed in furtherance of qualifying the Plan under Section 423 of the Code. The Plan, as amended and restated, shall be effective for the Offering Period beginning on September 1, 2021 subject to the affirmative vote of the holders of a majority of the shares of Common Stock that are present in person or by proxy and entitled to vote at the 2021 Annual Meeting of Stockholders of the Company.

2.	DEFINITIONS.

(a)	“Administrator” shall mean the Board or the committee of the Board appointed to administer the plan pursuant to Section 13 hereof.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)	“Common Stock” shall mean the common stock, par value $.0005, of the Company.

(e)	“Company” shall mean Gartner, Inc.

(f)

“Compensation” shall mean all base straight time gross earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and commissions, but shall exclude all other forms of remuneration (including non-cash remuneration). The Administrator, in its discretion, may (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.432-2(f)) establish a different definition of Compensation for all options to be granted for any Offering that has not yet commenced.

(g)	“Designated Subsidiaries” shall mean the Subsidiaries that have been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(h)

“Employee” shall mean any individual who is an employee of the Company for purposes of tax withholding under the Code or an employee of a Designated Subsidiary outside the United States. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the date three months and one day from the start of such leave.

(i)	“Enrollment Date” shall mean the first day of each Offering Period.

(j)	“Exercise Date” shall mean the last day of each Offering Period.

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Appendix A

(k)

“Fair Market Value” means the closing per share selling price for shares on the New York Stock Exchange on the relevant date, or if there were no sales on such date, the closing sales price on the immediately preceding trading date, in either case as reported by The Wall Street Journal or such other source selected in the discretion of the Administrator (or its delegate). Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Administrator (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time and in a manner not inconsistent with the regulations under Section 409A of the Code.

(l)

“Offering” means an offer under this Plan of an option that may be exercised during the period described in Section 4. For purposes of the Plan, all eligible Employees will be deemed to participate in the same Offering unless the Administrator otherwise determines that eligible Employees of one or more Designated Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3).

(m)

“Offering Period” shall mean, a period of approximately three (3) months, commencing on the first Trading Day on or after March 1, June 1, September 1 and December 1 and terminating on the last Trading Day in the period ending the following May 31, August 31, November 30 and January 31, respectively, during which options granted pursuant to the Plan may be exercised. The duration, commencement and termination of Offering Periods may be changed by the Administrator pursuant to Section 4 of the Plan.

(n)	“Participant” shall mean an Employee who elects to participate in the Plan for the applicable Offering Period.

(o)	“Plan” shall mean this 2011 Employee Stock Purchase Plan, as amended from time to time.

(p)

“Purchase Price” shall mean an amount equal to ninety-five (95%) of the Fair Market Value of a share of Common Stock on the Exercise Date. For any Offering that has not yet commenced, the Administrator, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, may determine that the Purchase Price will equal a different percentage of Fair Market Value. However, in no event shall the Purchase Price be less than eighty-five percent (85%) of the lower of:

(a)	the closing price per share of Common Stock on the New York Stock Exchange on the applicable Enrollment Date; or

(b)	the closing price per share of Common Stock on the New York Stock Exchange on the applicable Exercise Date.

(q)

“Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(r)

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(s)	“Trading Day” shall mean a day on which the New York Stock Exchange is open for trading.

(t)

“Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation

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Appendix A

promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.	ELIGIBILITY.

(a)

Any Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan, except as otherwise provided in this Section 3 of the Plan.

(b)

Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time, as same shall automatically be adjusted if this dollar amount set forth in the Code is adjusted.

(c)

The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, that an Employee shall not be an eligible Employee if he or she: (i) has not completed a required length of service with the Company, if any, as such length may be determined by the Administrator in its discretion (such length of required service not to exceed two (2) years), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee under Section 414(q) of the Code, (5) is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the 1934 Act, provided any exclusion be applied with respect to an individual Offering in a manner complying with Treasury Regulation Section 1.423-2(e)(2)(ii). Further, and notwithstanding the foregoing, Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

4.	OFFERING PERIODS.

The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 1, June 1, September 1 and December 1 each year. The Administrator, in its discretion, shall have the power: (i) to change the duration, commencement and termination of each Offering Period if such change is announced prior to the scheduled beginning of the Offering Period, and (ii) to implement overlapping Offering Periods. Notwithstanding any contrary provision of the Plan, no Offering Period under the Plan shall have a duration longer than twenty-seven (27) months.

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Appendix A

5.	PARTICIPATION.

(a)

An eligible Employee may become a Participant in the Plan for an Offering by, prior to the applicable Enrollment Date, completing a subscription agreement in such form and manner as the Company may specify from time to time.

(b)

Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c)

Notwithstanding anything herein to the contrary, an Employee’s participation in the Plan shall be subject to all applicable Company policies that may be in effect from time to time, including, without limitation, the Company’s insider trading policy.

6.	PAYROLL DEDUCTIONS.

(a)

At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than one percent (1%) and not exceeding ten percent (10%) (or such greater or lesser percentage or dollar amount that the Administrator may establish from time to time, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) of the Compensation that he or she receives on each pay day during the Offering Period. If permitted by the Administrator, a Participant instead may elect to have a specific amount withheld or to contribute a specific amount, in dollars or in the applicable local currency, subject to such uniform and nondiscriminatory rules (or as otherwise permitted by Treasury Regulation Section 1.423-2) as the Administrator in its discretion may specify.

(b)	All payroll deductions made for a Participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only.

(c)

A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. A Participant may not change his or her payroll deduction rate, either by increasing or decreasing such rate, more than once during an Offering Period. The Administrator may, in its discretion, adjust the number of participation rate changes permitted during any Offering Period. The change in rate shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A Participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)

Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code as the same may be amended and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Period”) that the aggregate of all payroll deductions that were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Period equal $23,750, as the same shall automatically be adjusted if the dollar amount set forth in the Code is adjusted. Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

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Appendix A

7.	GRANT OF OPTION.

On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $25,000 by the number of Offering Periods per year, as the same shall be automatically adjusted upon any adjustments in the dollar amount set forth in the Code, by the Fair Market Value of a share of Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8.	EXERCISE OF OPTION.

Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased. Any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share and any other monies left over in a Participant’s account after the Exercise Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

9.	DELIVERY.

As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall have the shares purchased upon the exercise of the option listed in street name with a brokerage company of the Company’s choice (the “Broker of Deposit”). The Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.

10.	WITHDRAWAL; TERMINATION OF EMPLOYMENT.

(a)

A Participant may withdraw all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the end of the month preceding the last month of the Offering Period by giving written notice to the Company in the form maintained by the Company from time to time. All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal without interest and such Participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement. A Participant may not make a partial withdrawal of payroll deductions.

(b)

Upon a Participant’s ceasing to be an Employee (as defined in Section 2(h) hereof), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to exercise the option will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such Participant’s option will be automatically terminated.

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Appendix A

11.	INTEREST.

No interest shall accrue on the payroll deductions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all participants in the relevant Offering except to the extent otherwise permitted by Section 1.423-2(f) of the Treasury Regulations.

12.	STOCK.

(a)

The maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be the sum of (i) 3,000,000 shares of Common Stock, plus (ii) the number of shares of Common Stock that were authorized for future issuance but unissued under the prior version of the Plan as of the effective date of this amendment and restatement of the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)

Shares of Common Stock issued under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(c)

Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) as provided in Section 9 following the exercise of an option, a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(d)

Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse as specified in the Participant’s subscription agreement.

13.	ADMINISTRATION.

(a)

Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

(b)

Powers of Administrator. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(1)

To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(2)	To supply omissions or correct defects in the Plan;

(3)	To determine the form and manner for Participants to make elections under the Plan;

(4)	To determine, subject to the terms of the Plan, the terms and conditions of each option, Offering and Offering Period under the Plan;

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Appendix A

(5)	To determine any and all considerations affecting the eligibility of any Employee to become a Participant or to remain a Participant in the Plan;

(6)	To cause an account or accounts to be maintained for each Participant and establish rules for the crediting of contributions and/or shares to the account(s);

(7)	To determine the time or times when, and the number of shares for which, options shall be granted;

(8)	To establish and revise an accounting method or formula for the Plan;

(9)	To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(10)	To determine the status and rights of Participants and their Beneficiaries or estates;

(11)	To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(12)	To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(13)

To adopt such procedures and subplans (which need not qualify under Section 423 of the Code) as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

(14)

To determine that, to the extent permitted by Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) will be less favorable than the terms of options granted under the Plan or the same Offering to Employees resident in the United States;

(15)

To designate separate Offerings for the Employees of one or more Designated Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering; and

(16)

To delegate to any one or more of its members or to any other person including, but not limited to, employees of the Company and any Designated Subsidiary, severally or jointly, the authority to perform for and on behalf of the Administrator one or more of the functions of the Administrator under the Plan.

14.	DESIGNATION OF BENEFICIARY.

(a)

A Participant may file a written designation, in a form and manner as the Administrator may designate from time to time, of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)

The Participant may change such designation of beneficiary at any time by written notice, in a form and manner as the Administrator may designate from time to time. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the

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Appendix A

knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	TRANSFERABILITY.

Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.	USE OF FUNDS.

The Company (or Designated Subsidiary) may use all payroll deductions received or held by the Company or any Designated Subsidiary under the Plan for any corporate purpose, and the Company (or Designated Subsidiary) shall not be obligated to segregate such payroll deductions, except as otherwise required by law. Until shares of Common Stock are issued, Participants will have only the rights of unsecured creditors with respect to such payroll deductions and such shares of Common Stock.

17.	REPORTS.

Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

(a)

Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any change in the Common Stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c)

Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period(s) then in

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Appendix A

progress by setting a new Exercise Date (the “New Exercise Date”) or to cancel each outstanding right to purchase and refund all sums collected from Participants during the Offering Period(s) then in progress. If the Board shortens the Offering Period(s) then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period(s) as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock upon the sale of assets or merger. The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.	AMENDMENT OR TERMINATION.

(a)

The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), or the Listing Standards, the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)

Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, designate separate Offerings, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

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Appendix A

20.	NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.	CONDITIONS UPON ISSUANCE OF SHARES.

(a)

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

(c)

At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee. Further, the Company or its Designated Subsidiaries may satisfy its withholding obligations, if any, through any of the means set forth in the applicable subscription agreement to the extent permitted by Section 1.423 2(f) of the Treasury Regulations of the Code.

22.	TERM OF PLAN.

The Plan shall continue in effect for a term of ten (10) years from its original effective date of September 1, 2021 unless sooner terminated under Section 19 hereof.

23.	ADDITIONAL RESTRICTIONS OF RULE 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.	SECTION 409A OF THE CODE.

The Plan is exempt from the application of Section 409A of the Code and any ambiguities herein will be interpreted to so be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan

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Appendix A

may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if any option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that any option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.

25.	NO RIGHT TO EMPLOYMENT.

Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an Employee of the Company or a Subsidiary of the Company, as applicable. Further, the Company or a Subsidiary of the Company may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

26.	SEVERABILITY.

If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

27.	RULES FOR FOREIGN JURISDICTIONS.

(a)

The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate differences in local law, tax policy or custom. Without limiting the generality of the foregoing, rules and procedures may be adopted regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary depending on location.

(b)

The Administrator may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, without affecting the terms of this Plan as in effect for any other purpose, (including supplements, amendments, restatements and alternative versions designed to be outside the scope of Section 423 of the Code), provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

2021 Proxy Statement |	A-11

GARTNER, INC.

ATTN: INVESTOR RELATIONS

56 TOP GALLANT ROAD

STAMFORD, CT 06902

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/IT2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D39784-P52915	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

GARTNER, INC.

The Board of Directors recommends you vote FOR each nominee under Proposal 1.

1.	Election of Directors to be elected for terms expiring in 2022;

	Nominees:		For	Against	Abstain

	1a.	Peter E. Bisson	☐	☐	☐

	1b.	Richard J. Bressler	☐	☐	☐

	1c.	Raul E. Cesan	☐	☐	☐

	1d.	Karen E. Dykstra	☐	☐	☐

	1e.	Anne Sutherland Fuchs	☐	☐	☐

	1f.	William O. Grabe	☐	☐	☐

	1g.	Eugene A. Hall	☐	☐	☐

	1h.	Stephen G. Pagliuca	☐	☐	☐

	1i.	Eileen M. Serra	☐	☐	☐

	1j.	James C. Smith	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.		For	Against	Abstain

2.	Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.	☐	☐	☐

4.	Approval of the Amended and Restated 2011 Employee Stock Purchase Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign as name appears hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D39785-P52915

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF GARTNER, INC.

The undersigned hereby appoint(s) Eugene A. Hall, Craig W. Safian and Jules P. Kaufman and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorize(s) them to represent and to vote as provided on the other side, all the shares of Gartner, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Gartner, Inc. to be held June 3, 2021, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL 1, FOR PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)